UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 29, 2006

Date of Report
(Date of Earliest Event Reported)

The Fronthaul Group, Inc.
(Exact name of registrant as specified in its charter)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
(Address of principal executive offices)

972.722.9999
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2006, The FrontHaul Group, Inc., a Delaware corporation ("FHAL"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Conversion Solutions, Inc., a Delaware corporation ("CVSU"). The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Conversion Solutions, Inc. will be merged with and into FHAL, with FHAL continuing after the merger as the surviving corporation (the "Merger").

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Conversion Solutions, Inc. will be converted into the right to receive 1 shares of FHAL common stock, par value $0.001 per share (the "Exchange Ratio"), and each issued, outstanding, unexpired and unexercised CVSU stock option will be converted into FHAL stock options using the Exchange Ratio.

The Board of Directors (the "Board") and Majority shareholders of FHAL has unanimously approved the Merger Agreement. FHAL and CVSU have made customary representations, warranties and covenants in the Merger Agreement. FHAL's covenants include, among others, that (i) CVSU will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) FHAL will not engage in any types of transactions during such interim period, (iii) FHAL and CVSU will not solicit proposals relating to alternative business combination transactions, and (iv) subject to certain exceptions, FHAL and CVSU will not enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

FHAL and CVSU intend to file an S-4 registration statement / prospectus in connection with the proposed Merger for the registration of the CVSU share pursuant to the Merger agreement. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) absence of any order or injunction prohibiting the consummation of the Merger; (ii) the accuracy of the representations and warranties of the each party; and (iii) compliance of each party with its covenants.

The Merger Agreement contains certain termination rights for both CVSU and FHAL, and further provides that, upon termination of the Merger Agreement under specified circumstances.

This description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Voting Agreements

In connection with the execution of the Merger Agreement, FHAL's executive officers and each member of the Board, in their capacities as stockholders, entered into a Voting Agreement with CVSU (each, a "Voting Agreement"), pursuant to which, among other things, each executive officer of FHAL and member of the Board agreed and voted in favor of the Merger and agreed not to dispose of any of shares common stock held by such executive officer or member of the Board prior to the consummation of the Merger. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement. This description of the Voting Agreements is qualified in its entirety by the terms and conditions of the Voting Agreements, a form of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

The Merger Agreement and the Voting Agreements provide investors with information regarding their terms. They are not intended to provide any other factual information about CVSU or FHAL. In addition, the Merger Agreement contains representations and warranties of each of the parties to the Merger Agreement and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. The parties reserve the right to, but are not obligated to, amend or revise the Merger Agreement or the disclosure schedules. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information about the Merger and Where to Find It

FHAL's and FHAL intend to file with the SEC a S-4 registration statement / prospectus and other relevant materials in connection with the proposed acquisition of CVSU by FHAL pursuant to the terms of an Agreement and Plan of Merger by and among Conversion Solutions, Inc., and FHAL. The S-4 registration statement / prospectus and other relevant materials (when they become available), and any other documents filed by CVSU or FHAL with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CVSU by contacting CVSU Investor Relations, Ben F Stanley, (317) 213-7700 or Chief Executive Officer, Rufus Paul Harris, (678) 255-7650. Investors and security holders may obtain free copies of the documents filed with the SEC by FHAL by contacting FHAL Chief Executive Officer, Rufus Paul Harris, (678) 255-7650. Investors and security holders of FHAL are urged to read the prospectus statement and the other relevant materials when they become available before making any investment decision with respect to the proposed merger.

CVSU, Rufus Paul Harris, CVSU's Chairman, Chief Executive Officer and President, and certain of CVSU's other executive officers may be deemed to be participants in the solicitation of Investors of FHAL stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Harris and certain of CVSU's other executive officers in the solicitation by reading the prospectus statement when it becomes available.

CVSU, Ben F. Stanley, CVSU's Chief Operating Officer, and certain of CVSU's other executive officers may be deemed to be participants in the solicitation of Investors of FHAL stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Stanley and certain of CVSU's other executive officers in the solicitation by reading the prospectus statement when it becomes available.

This Form 8-K and its attachments contains forward-looking statements that involve risks and uncertainties concerning FHAL's proposed acquisition of Conversion Solutions, Inc., FHAL's expected financial performance, as well as FHAL's strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of CVSU's and FHAL to the transaction;. In addition, please refer to the documents that FHAL file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The filings by FHAL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. CVSU and FHAL are under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Financial Accounting Standards Board's Interpretation No. 46, "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51," (revised) ("FIN 46(R)") provides guidance on the identification of and reporting for variable interest entities. FIN 46(R) requires that a company consolidate a variable interest entity when the company is the primary beneficiary of the variable interest entity. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding a variable interest.

As a result of the agreement noted in Item 1.01, the Company has concluded that it is the primary beneficiary of Conversion Solutions, Inc. as defined by FIN 46(R) and, therefore, will consolidate The FrontHaul Group, Inc and Conversion Solutions, Inc. financial results at the filing of the Company's Fourth quarter June 30, 2006 10KSB of fiscal 2005.

Item 2.02 Results of Operations and Financial Condition.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the Financial Statement of CVSU for the period of July 1, 2005 thru June 30, 2006, is attached hereto as Exhibit 9.1 and will be the starting point for the consolidated financial information that will be filed in the company's 10-K.

Section 3 - Securities and Trading Markets

Item 3.01 Transfer of Listing.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the surviving name of the corporation and trading symbol will be Conversion Solutions, Inc (OCT BB: CVSU).

Item 3.02 Unregistered Sales of Equity Securities.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the following securities are issued to the exiting officer per employment contracts;

(a)	David Perley	Operations Manager	2,000,000 Common Shares
(b)	Randy Moseley	Chief Financial Officer	1,000,000 Common Shares
(c)	Jacquie O'Neill	Account Manager	30,000 Common Shares
(d)	Jerry Willeford	Fleet Manager	20,000 Common Shares

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the surviving Directors and Officer of the Reorganized corporations are listed as follows:

Exiting Board of Directors

(a)	Michael Alexander	Chairman

Exiting Officers

(a)	Michael Alexander	Chief Executive Officer
(b)	Randy Moseley	Chief Financial Officer
(c)	Jacquie O'Neill	Account Manager
(d)	Jerry Willeford	Fleet Manager
(e)	David Perley	Operations Manager

Surviving Board of Directors

(a)	Rufus Paul Harris	Chairman
(b)	Ben Stanley	Director
(c)	Jerry Bivens	Director
(d)	John Walsh	Director

Surviving Officers

(a)	Rufus Paul Harris	Chief Executive Officer
(b)	Ben Stanley	Chief Operating Officer
(c)	Darryl Horton	Chief Financial Officer
(d)	Jerry Bivens	Corporate Secretary
(e)	Romeo Venditti	Executive Vice President of Global Investements
(f)	Sabra Dabbs	Executive Vice President Investments
(g)	John Walsh	Executive Vice President Administrations

Rufus Harris - Chairman & Chief Executive Officer & President
Mr. Harris is the Founder and originator of Waatle Holdings Corp, Arizona Corporation and Conversion Solutions, Inc a Delaware Corporation. The co-founder of Songwi Trust. His experiences range from high-end corporate financing to bond origination.  Mr. Harris has facilitated and originated projects, corporate and bond financing for more than 10 years.

Ben Stanley - Director & Chief Operating Officer
Mr. Stanley is the Founder and co-originator of Waatle Holdings Corp and CVSU and the co-founder of Songwi Trust. His experiences range from high-end corporate financing to bond origination.  Mr. Stanley has facilitated and originated projects, corporate and bond financing for more than 15 years.

John Walsh - Director & Executive Vice President Administrations
Mr. Walsh formerly served as Controller, Birmingham Southeast, LLC a subsidiary of Birmingham Steel Corporation.  Prior to that, Mr. Walsh has more than 25 years of experience as a Controller and Administrator in several industries, i.e., molded rubber, chemicals, fibers, PVC film, and consulting.  His experience includes more than 18 years with Hoechst Corporation, a Fortune 100 Company, with ever-increasing responsibilities.  He last served as Director of Financial Administration at the Hoechst PVC Film Division.

Darryl Horton, CPA - Chief Financial Officer
Mr. Horton is a graduate of Accounting (cum laude) from Michigan State University and has an array of experiences that include fifteen years working as an executive with the State of Michigan. Mr. Horton has served State Government as Director of Internal Audits and he is currently the Director of the Division of Licensing & Certification, which is responsible for the monitoring and regulation of all of the state's hospitals and health facilities.

Darryl Horton has earned invaluable experience as a Certified Public Accountant for over fourteen years and as Founder and CEO of Horton & Associates, a public accounting firm specializing in corporate tax planning. As an Associate Member of the Certified Fraud Examiners and as a Certified Internal Auditor, Mr. Horton has developed and monitored budgets in excess of 250 million USD, focusing on analysis of internal controls and utilizing risk assessment tools for various organizations in both the private and public industry sectors.

Mr. Horton is a highly respected member of his community who serves as Audit Chair for the local chapter of the American Red Cross; he is a member of the National Association of Accountants and the Institute of Internal Auditors, in addition to participating on the boards of several other organizations and charities.

As Chief Financial Officer, Mr. Horton will provide corporate leadership by directing treasury activities and with coordination of budget programs. He will assess the financial impact of functional initiatives and generate creative solutions. Mr. Horton will formulate and optimize the capital and tax strategy of the company and will be responsible for financial reporting by developing objectives for establishing a reporting system with controls and safeguards to protect company assets.

Jerry Bivens -- Corporate Secretary
Mr. Bivens has a Masters of Education from University of Tennessee, and a Bachelor of Science from Tennessee Wesleyan College. His experience ranges from Director of Financial to Marketing Director for two publicly held companies. Mr. Bivens has taught at the United States Military Academy, WestPoint, University of Tennessee, Hiwassee College, and Tennessee Wesleyan College.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the surviving Articles of Incorporation is attached hereto as Exhibit 3.1.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the surviving By-Laws is attached hereto as Exhibit 3.2.

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As a result of the agreement noted in Item 1.01, and incorporated by this reference; the company engages new Corporate Charters attached hereto as Exhibit 3.3.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

       (a)     Financial Statements of Business Acquired.

       A Un-Audited financial information required by this Item 7(a) has been included with this filing .

       (b)     Pro Forma Financial Information.

       The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K not later than 60 days after the date this initial report on Form 8-K must be filed.

Section 9. Financial Statements and Exhibits

       (b)     Exhibits

       The Following Exhibits are filed herewith:

Exhibit No.	Description

2.1 Agreement and Plan of Merger, by and among FHAL and CVSU dated as of July 8, 2006
2.2 Form of Voting Agreement, by and among FHAL and CVSU dated as of July 8, 2006
2.3 Form of Affiliate Agreement
3.1 Articles of Incorporation
3.2 By-Laws
3.3 Corporate Charters
9.1 CVSU Un-audited financials for July1, 2005 thru June 30, 2006
99.1 Press Release dated June 11, 2005 by FHAL and CVSU announcing the Agreement and Plan of Merger.

       SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

The FrontHaul Group, Inc.
Date September 29, 2006
/s/Michael Alexander___________
(Signature)

Exhibit 2.1

MERGER AGREEMENT

DATED AS OF JULY 08, 2006

BY AND BETWEEN

FRONTHAUL GROUP INC.

AND

CONVERSION SOLUTIONS, INC.

TABLE OF CONTENTS

ARTICLE I - DEFINED TERMS

1.1.	DEFINITIONS

ARTICLE II -THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

2.1.	THE MERGER
2.2	COMPANY SHARES
2.3	MERGER CONSIDERATION
2.4	ELECTION AND ALLOCATION PROCEDURES
2.5	EXCHANGE PROCEDURES
2.6	AVERAGE CLOSING PRICE ADJUSTMENT
2.7	COMPANY STOCK OPTIONS

ARTICLE III - THE CLOSING

3.1	CLOSING
3.2	DELIVERIES BY THE COMPANY
3.3	DELIVERIES BY THE BUYER

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	ORGANIZATION, STANDING AND POWER
4.2	AUTHORITY; NO CONFLICTS
4.3	CAPITAL STOCK; SUBSIDIARIES
4.4	ABSENCE OF UNDISCLOSED LIABILITIES
4.5	ABSENCE OF CERTAIN CHANGES OR EVENTS
4.6	TAX MATTERS
4.7	ASSETS
4.8	SECURITIES PORTFOLIO AND INVESTMENTS
4.9	ENVIRONMENTAL MATTERS
4.10	COMPLIANCE WITH LAWS
4.11	LABOR RELATIONS
4.12	EMPLOYEE BENEFIT PLANS
4.13	MATERIAL CONTRACTS
4.14	LEGAL PROCEEDINGS
4.15	REPORTS
4.16	REGISTRATION STATEMENT; JOINT PROXY STATEMENT
4.17	ACCOUNTING, TAX, AND REGULATORY MATTERS
4.18	STATE TAKEOVER LAWS
4.19	CHARTER PROVISIONS
4.20	RECORDS
4.21	DERIVATIVES
4.22	CERTAIN REGULATED BUSINESSES
4.23	LOANS; ALLOWANCE FOR LOAN LOSSES
4.24	REPURCHASE AGREEMENTS; DERIVATIVES
4.25	COMMISSIONS
4.26	VOTING AGREEMENTS

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1	ORGANIZATION, STANDING AND POWER
5.2	AUTHORITY; NO CONFLICTS
5.3	BUYER'S STOCK; SUBSIDIARIES
5.4	SEC FILINGS; BUYER FINANCIAL STATEMENTS
5.5	ABSENCE OF UNDISCLOSED LIABILITIES
5.6	ABSENCE OF CERTAIN CHANGES OR EVENTS
5.7	COMPLIANCE WITH LAWS
5.8	LEGAL PROCEEDINGS
5.9	REGISTRATION STATEMENT; JOINT PROXY STATEMENT
5.10	ACCOUNTING, TAX, AND REGULATORY MATTERS
5.11	COMMISSIONS
5.12	TAX MATTERS
5.13	RECORDS

ARTICLE VI - COVENANTS

6.1	COVENANTS OF THE COMPANY
6.2	COVENANTS OF THE BUYER
6.3	COVENANTS OF BOTH PARTIES TO THE AGREEMENT

ARTICLE VII - DISCLOSURE OF ADDITIONAL INFORMATION

7.1	ACCESS TO INFORMATION
7.2	ACCESS TO PREMISES
7.3	ENVIRONMENTAL SURVEY
7.4	CONFIDENTIALITY
7.5	PUBLICITY

ARTICLE VIII - CONDITIONS CLOSING

8.1	MUTUAL CONDITIONS
8.2	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
8.3	CONDITIONS TO THE OBLIGATIONS OF THE BUYER

ARTICLE IX - TERMINATION

9.1	TERMINATION
9.2	PROCEDURE AND EFFECT OF TERMINATION

ARTICLE X - MISCELLANEOUS PROVISIONS

10.1	EXPENSES
10.2	SURVIVAL OF REPRESENTATIONS
10.3	AMENDMENT AND MODIFICATION
10.4	WAIVER OF COMPLIANCE; CONSENTS
10.5	NOTICES
10.6	ASSIGNMENT
10.7	SEPARABLE PROVISIONS
10.8	GOVERNING LAW
10.9	COUNTERPARTS
10.10	INTERPRETATION
10.11	ENTIRE AGREEMENT

EXHIBIT A	FORM OF PLAN OF MERGER
EXHIBIT B	FORM OF VOTING AGREEMENT
EXHIBIT C	FORM OF AFFILIATE LETTER
EXHIBIT D	FHAL FINANCIALS
EXHIBIT E	CVSU ARTICLES OF INCORPORATION
EXHIBIT F	CVSU BY-LAWS
EXHIBIT G	CVSU CHARTERS

MERGER AGREEMENT

THIS MERGER AGREEMENT (this "Agreement"), dated as of the 8th day of July, 2006, is by and among:

FRONTHAUL GROUP INC., a Delaware corporation (the "Buyer"); and

Conversion Solutions, Inc., a Delaware corporation and a holding company (the "Company").

BACKGROUND STATEMENT

The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "Merger"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer. It is intended that the Merger qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

       1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

       "401(k) Plan" has the meaning given to it in Section 6.1(e).

       "Actual Average Closing Price" means, with respect to the Buyer's Stock, the average of the daily closing sales price thereof on the Over the Counter NASDAQ Bulletin Board National Market System during the twenty (20) trading day period ending three (3) Business Days prior to the Closing Date, as reported in The Wall Street Journal.

       "Acquisition Proposal" has the meaning given to it in Section 6.1(c).

       "Affiliate" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

Without limiting the foregoing, as used with respect to the Company, the term "Affiliates" includes the Company's Subsidiaries.

       "Agreement" means this Merger Agreement.

       "Assets" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

       "Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, welfare plans, all life insurance plans, and all other employee benefit plans, arrangements, fringe benefit plans or perquisites, whether written or unwritten, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or any other beneficiaries are eligible to participate.

       "Business Day" means any day excluding (i) Saturday, (ii) Sunday and (iii) any day that is a legal holiday in the State of Georgia.

       "Buyer" has the meaning given to it in the introductory paragraph hereof.

       "Buyer Financial Statements" means, with respect to the Buyer and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended June 30, 2005, 2004 and 2003 and consolidated audited balance sheets as of June 30, 2005 and 2004, as well as the interim un-audited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since June 30, 2005 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.

       "Buyer SEC Reports" has the meaning given to it in Section 5.4(a).

       "Buyer's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE V.

       "Buyer's Stock" means the common stock of Fronthaul Group Inc., no par value, as traded on the Over the Counter NASDAQ Bulletin Board National Market System.

       "Cash Election Amount" has the meaning given to it in Section 2.4(a).

       "Cash Election Shares" has the meaning given to it in Section 2.4(a).

       "Cause" means: (i) any act of an employee in connection with his or her employment and relating to the Buyer's or its Subsidiaries' business including, but not limited to, negligence, which is materially detrimental to the Buyer's or its Subsidiaries' interests; (ii) any act of misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer's or its Subsidiaries' interests; (iii) an employee's unsatisfactory job performance or failure to comply with the Buyer's or its Subsidiaries' board of directors' reasonable directions; or (iv) an employee's material breach of any agreement between such employee and the Buyer or its Subsidiaries.

       "Closing" means the closing of the Merger, as identified more specifically in ARTICLE III.

       "Closing Date" has the meaning given to it in Section 3.1.

       "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations hereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

       "Company" has the meaning given to it in the introductory paragraph hereof.

       "Company Contracts" has the meaning given to it in Section 4.14.

       "Company Financial Statements" means, with respect to the Company and its Subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2005, 2004 and 2003 and consolidated audited balance sheets as of December 31, 2005 and 2004, as well as the interim un-audited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2005 and the consolidated interim balance sheet as of each such quarter as filed with the SEC.

       "Company Option" and "Company Options" have the respective meanings given to them in Section 2.7(a).

       "Company Rule 145 Affiliates" has the meaning given to it in Section 6.1(h).

       "Company SEC Reports" has the meaning given to it in Section 4.4(a).

       "Company Shares" has the meaning given to it in Section 2.2(a).

       "Company's Disclosure Schedule" has the meaning given to it in the preamble to ARTICLE IV.

       "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

       "Contract" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

       "DCP" has the meaning given to it in Section 6.1(e).

       "Default" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

       "EDGAR" has the meaning given to it in Section 4.4(a).

       "Effective Time" has the meaning given to it in Section 2.1(e).

       "Election Deadline" has the meaning given to it in Section 2.4(a).

        "Election Form" has the meaning given to it in Section 2.4(a).

       "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ( "RCRA" ), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ( "OSHA" ), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

       "Environmental Survey" has the meaning given to it in Section 7.3.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations there under, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

       "ERISA Plan" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

       "ESOP" has the meaning given it in Section 6.1(e).

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Agent" has the meaning given to it in Section 2.5(a).

       "Exchange Ratio" means an amount equal to one share for one share (1/1).

       "Federal Reserve Bank" means the Federal Reserve Bank of Richmond.

       "FDIC" means the Federal Deposit Insurance Corporation.

       "Generally Accepted Accounting Principles" or "GAAP" means accounting principles generally accepted in the United States of America as recognized by the Public Company Accounting Oversight Board (PCAOB), as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

       "Governmental Authority" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

       "Hazardous Material" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

       "IRS" means the Internal Revenue Service.

       "Joint Proxy Statement" has the meaning given to it in Section 4.17.

       "Knowledge of the Buyer" means the knowledge of any of the directors and executive officers of the Buyer or any of their respective Subsidiaries.

       "Knowledge of the Company" means the knowledge of any of the directors and executive officers of the Company or any of their respective Subsidiaries.

       "Law" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

        "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or un-liquidated, matured or un-matured or otherwise.

       "Lien" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect,

       "Litigation" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

       "LLC" has the meaning given to it in Section 4.1(a).

       "Loan Collateral" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

       "Mailing Date" has the meaning given to it in Section 2.4(a).

       "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

       "Material Adverse Effect" on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Persons.

       "Merger" has the meaning given to it in the Background Statement hereof.

       "Merger Consideration" has the meaning given to it in Section 2.3(a).

       "Mixed Cash Consideration Election Amount" has the meaning given to it in Section 2.4(a).

       "Mixed Election Shares" has the meaning given to it in Section 2.4(a).

       "Mixed Stock Consideration Election Amount" has the meaning given to it in Section 2.4(a).

       "MRP" has the meaning given to it in Section 6.1(e).

       "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

       "Pension Plan" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

       "Permit" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

       "Person" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

       "Per Share Stock Consideration" has the meaning given to in Section 2.3(a).

       "Real Property" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessors rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

       "Registration Statement" has the meaning given to it in Section 4.17.

       "Regulatory Authorities" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

       "Retiree Benefits" has the meaning given to it in Section 6.1(e).

       "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

       "Sarbanes-Oxley" has the meaning given it in Section 4.4(a).

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

       "Shareholder Meeting" and "Shareholder Meetings" have the respective meanings given to them in Section 4.17.

       "Stock Adjustment" has the meaning given to it in Section 2.3(d).

       "Stock Election Amount" has the meaning given to it in Section 2.4(a).

       "Stock Election Shares" has the meaning given to it in Section 2.4(a).

       "Subsidiary" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

       "Superior Proposal" means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than the Buyer or any of its Subsidiaries) with respect to an Acquisition Proposal on terms which the board of directors of the Company determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and outside legal counsel), to be reasonably capable of being consummated and to be superior from a financial point of view to the holders of Company Shares than the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

       "Surviving Holding Company" has the meaning given to it in Section 2.1(a).

       "Tax" or "Taxes" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

       "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

       "Taxable Period" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

       "Total Stock Merger Consideration" has the meaning given to it in Section 2.3(b).

       "Voting Agreement" means that certain voting agreement to be entered into between the Buyer and each officer and director of the Company concurrently with the execution and delivery of this Agreement as a condition to inducement to the Buyer entering into this Agreement and incurring the obligations set forth herein substantially in the form of EXHIBIT B.

ARTICLE II

THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

       2.1. THE MERGER.

       (a)   The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and Delaware Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "Surviving Holding Company") and shall continue its corporate existence under the laws of the State of Delaware.

        (b)   Governing Documents. The articles of incorporation, By-laws and Charters of the Company in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law.

       (c)   Directors and Officers. Subject to Section 6.2(b), (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Holding Company.

       (d)   Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby (including without limitation the above-described Plan of Merger) and (ii) the Merger and the other transactions contemplated hereby.

       (e)   Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with Delaware Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

       (f)   Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of Delaware Corporation Commission, as required by Delaware Law, respectively, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

       2.2 COMPANY SHARES.

       (a)   Each share of the Company's capital stock (the "Company Shares"), par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at the Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this ARTICLE II.

       (b)   Each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

       (c)   Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

       (d)   From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged for the Merger Consideration as provided for herein.

       2.3 MERGER CONSIDERATION.

       (a)   Subject to Sections 2.2, 2.4, 2.5, 2.6 and 2.8, at the Effective Time, the holders of Company Shares outstanding at the Effective Time, other than the Buyer and its Affiliates, shall be entitled to receive, and the Buyer shall issue and deliver, for each Company Share held by such Person: (i) 1.0 share of the Buyer's stock or

       (b)   No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of the Buyer's Stock to which a holder of the Company Shares is entitled to receive pursuant to this Article II shall be rounded to the nearest whole share (with 0.5 share rounded up to the nearest whole share).

       (c)   In the event the Buyer changes the number of shares of the Buyer's Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other distribution payable in Buyer's Stock or securities convertible into Buyer's Stock or similar recapitalization with respect to such stock or effects a reclassification, combination or other change with respect to Buyer's Stock (each a "Stock Adjustment" ) and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization, reclassification or combination for which a record date is not established) shall be prior to the Effective Time.

       2.4 ELECTION AND ALLOCATION PROCEDURES.

       (a)   Election.

             (i)   An election form ("Election Form"), together with the other transmittal materials described in Section 2.5, shall be supplied as soon as reasonably practicable but no later than five (15) Business Days after the Effective Time to each holder of Company Shares of record at the Effective Time. Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Consideration.

             (ii)   Any Company Share with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date shall be set forth on the Election Form), but in any event not earlier than the Fifteen (15th ) Business Day after the Signing Date, such deadline (the "Election Deadline" ), shall be converted into the Per Share Consideration as set forth in Section 2.4(b).

         (iii)   Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made by the Election Deadline, the Company Shares represented by such Election Form shall be deemed Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

       (b)   Allocation. As soon as reasonably practicable after the Effective Time, the Surviving Holdings Company shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as follows:

         (i)   Each Mixed Election Share shall be converted into the right to receive an amount of the Surviving Holdings Company's Stock equal to the Per Share Stock Consideration.

             (ii)   Each Stock Election Share shall be converted into the right to receive the Per Share Stock Consideration; and

       2.5 EXCHANGE PROCEDURES.

       (a)   After the Effective Time, the Surviving Holdings Company shall cause an exchange agent selected by the Surviving Holdings Company (the "Exchange Agent" ) to supply to the shareholders of the Company of record at the Effective Time the Election Form, as required under Section 2.4 , and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Shares prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of Company Shares issued and outstanding at the Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to Section 2.2(c) or (d) shall surrender the certificate or certificates representing such shares to the Exchange Agent and upon surrender thereof and completion of all required allocation procedures contained in this ARTICLE II receive in exchange therefore the number of shares of the Buyer's Stock to which such holder is entitled hereunder. The Surviving Holdings Company, or the Exchange Agent, as applicable, shall not be obligated to deliver any of such payments in stock until such holder surrenders the certificate(s) representing such holder's Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

       (b)   To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Total Stock Merger Consideration has been allocated pursuant to the provisions of this ARTICLE II at any meeting of the Surviving Holdings Company's shareholders the number of whole shares of the Surviving Holdings Company's Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Surviving Holdings Company's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Holdings Company on the Surviving Holdings Company's Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the Surviving Holdings Company's Stock issuable pursuant to this Agreement, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of the Surviving Holdings Company's Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.5 . However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Surviving Holdings Company's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

       2.6 AVERAGE CLOSING PRICE ADJUSTMENT.

       In the event that the Actual Average Closing Price is less than $15.00, the Surviving Holdings Company shall deliver written notice to the Company no later than the second (2 nd ) Business Day preceding the Closing Date pursuant to which the Surviving Holdings Company shall elect, in its sole discretion, to: (a) maintain the Average Closing Price at a price equal to the Actual Average Closing Price; (b) set the Average Closing Price at $15.00 and pay the holders of Company Shares receiving shares of Buyer's Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4 ) an amount in cash equal to $15.00 minus the Actual Average Closing Price per share of Buyer's Stock to be received by such holders of Company Shares; or (c) set the Average Closing Price at $15.00 and pay no additional consideration to the holders of Company Shares receiving shares of Buyer's Stock as Merger Consideration (after giving effect to the allocation procedures set forth in Section 2.4 ). In the event that the Buyer elects option (c) described above, the Company may terminate this Agreement by providing the Buyer written notice of termination no later than one (1) Business Day prior to the Closing Date.

       2.7 COMPANY STOCK OPTIONS.

       (a)   Each option or other right to purchase Company Shares (each, a "Company Option" and collectively, the "Company Options") granted by the Company under its Benefit Plans that are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive, and the Buyer shall pay, an amount equal to each such Company Option, in stock, per Company Share covered by each such Company Option.

       (b)   Each Company Option, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of Company Options shall thereafter cease to have any rights with respect to such Company Options, except for the right to receive the Stock Consideration provided in Section 2.7(a) above.

ARTICLE III

THE CLOSING

       3.1 CLOSING. The Closing of the Merger shall take place at the offices of Conversion Solutions, Inc. as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "Closing Date"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

       3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

       (a)   The agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3; and

       (b)   All other documents, certificates and instruments required hereunder to be delivered to the Surviving Holdings Company, or as may reasonably be requested by the Surviving Holdings Company at or prior to the Closing.

       3.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

       (a)   The agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2; and

       (b)   All other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company's Disclosure Schedule (the "Company's Disclosure Schedule"), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

       4.1 ORGANIZATION, STANDING AND POWER.

       (a)   The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the Commonwealth of Delaware. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a Domestic corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

       (b)   The minute books of the Company and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and board of directors (including the committees of such boards) since October 1, 2004, which records are complete and accurate in all material respects and have been made available to the Buyer.

       4.2 AUTHORITY; NO CONFLICTS.

       (a)   Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Company, there is no fact or condition relating to the Company that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

       (b)   Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's articles of incorporation, charter, bylaws or any other similar governing document, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

       (c)   Other than in connection or compliance with the provisions of the Securities Laws no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

       4.3 CAPITAL STOCK; SUBSIDIARIES.

       (a)   The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 48,898,637 shares are issued and outstanding as of the date of this Agreement, and 20,000,000 shares of preferred stock, $5 par value per share, of which there are no shares issued and outstanding as of the date of this Agreement. Except for the 48,898,637 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding.

       (b)   All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth in Section 4.3(a) above, (i) no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and (ii) there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes (except as set forth in Section 4.3 (a) above), and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

       4.4 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of June 30, 2006, included in the Company Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 2006. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since June 30, 2006; except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

       4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2006, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (b) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

       4.6 TAX MATTERS.

       (a)   All Tax Returns required to be filed by or on behalf of any of Company and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 30, 2006, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

       (b)   None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

       (c)   Adequate provision for any Material Taxes due or to become due for the Company or any of its Subsidiaries for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

       (d)  Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

       (e)   None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

       (f)   There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

       (g)   There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after June 30, 2006.

       (h)   After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Surviving Holdings Company.

       (i)   Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

       4.7 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. All Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (a) such insurance will be canceled or that coverage there under will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be increased. The Assets of the Company and its Subsidiaries include all Assets required to operate their businesses taken as a whole as presently conducted.

       4.8 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time except for securities pledged to the Federal Reserve Bank, each in the ordinary course of business consistent with past practices.

       4.9 ENVIRONMENTAL MATTERS.

       (a)   Each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and has been, in compliance with all Environmental Laws.

       (b)   To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company or its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties.

       (c)   To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral.

       (d)   To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or (c).

       (e)   To the Knowledge of the Company, during and prior to the period of June 30, 2006 (i) any of the Company's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its Subsidiaries' participation in the management of any facility or property, or (iii) any of the Company's or its Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties.

       (f)   To the Knowledge of the Company, there is no asbestos or asbestos-containing material at its or its Subsidiaries' facilities or properties that is friable, capable of becoming airborne, or in any state or condition which would render the site or building in noncompliance with applicable Laws.

       (g) To the Knowledge of the Company, there are no above- or underground storage tanks or related equipment (including without limitation pipes and lines) at, on or under any of its or its Subsidiaries' facilities or properties, and that all such tanks and equipment, if any, previously located thereat, thereon or there under have been removed or closed in place in accordance with all applicable Laws, including without limitation the preparation and filing of any required closure certification with the Georgia Department of Environment and Natural Resources.

       4.10 COMPLIANCE WITH LAWS.

       (a)   Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries: (i) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (i) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (ii) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (A) asserting that any of the Company or its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (B) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or (C) requiring the Company or any of its Subsidiaries (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (2) to adopt any board or directors resolution or similar undertaking that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       (b)   There are no pending or, to the Knowledge of the Company, threatened actions against any director or officer of the Company pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. §§ 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. §§ 78u(d) or 78u-3. The Company has delivered to Buyer copies of all reports made by any attorney to the Company's chief legal officer, chief executive officer, board of directors (or committee thereof) or other representative pursuant to 17 C.F.R. Part 205, and all responses thereto.

       (c)   The Company is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Over the Counter NASDAQ Bulletin Board National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

       4.11 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, there is not currently any activity involving any of the Company's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

       4.12 EMPLOYEE BENEFIT PLANS.

       (a)   The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

       (b)   Each Company ERISA Plan is in compliance with and has been administered in all respects consistent with, its terms, ERISA, the Code and other applicable Laws. To the Knowledge of the Company, no Company ERISA Plan has encountered any operational failure.

       (c)   Neither the Company nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in Section 4.13 of the Company's Disclosure Schedule.

       (d)   The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto; (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years; and (iv) the most recent summary plan descriptions and any modifications thereto.

       (e)   Each Company ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There is no Litigation pending or, to the Knowledge of the Company, threatened relating to any Company Benefit Plan.

       (f)   Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans.

       (g)   Neither the Company nor any of its Affiliates maintains or has ever maintained or otherwise had any obligation to contribute to a Company Pension Plan or other plan subject to Title IV of ERISA, a "Multiemployer Plan" as defined in Section 3(37) of ERISA, or a multiple employer welfare arrangement (MEWA) as defined in Section 3(40) of ERISA.

       (h)   Neither the Company nor any of its Affiliates has any obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

       (i)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or its Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any payment or vesting of any benefit.

       4.13 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting, or retirement Contract, (b) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other Contract or amendment thereto that would be required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K filed for the fiscal year ended June 30, 2006, or in another document filed by the Company with the SEC and identified to the Buyer (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "Company Contracts" ). With respect to each Company Contract: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default hereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision hereunder. Except for Federal Reserve advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is pre-payable at any time without penalty or premium.

       4.14 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant.

       4.15 REPORTS. Since October 1, 2004, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

       4.16 REGISTRATION STATEMENT; Subject to the accuracy of the representations contained in Section 5.9, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the "Registration Statement" ) covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the S-4 registration statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations there under applicable to the Company. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement.

       4.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(c) of this Agreement.

       4.18 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Georgia.

       4.19 CHARTER PROVISIONS.

             (a)   Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Surviving Holding's Company or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

             (b)   The transactions contemplated by this Agreement do not implicate Article XIII, Approval of Certain Business Combinations, of the Company's articles of incorporation and the Company has taken all necessary action to exempt the transactions contemplated by this Agreement from such provision of the Company's articles of incorporation.

       4.20 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock books of the Company and its Subsidiaries contain complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

       4.21 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it Affiliates or their customers were entered into (a) in accordance with prudent business practices and all applicable Laws, and (b) with counterparties believed to be financially responsible.

       4.22 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

       4.23 LOANS; ALLOWANCE FOR LOAN LOSSES.

       (a)   All of the loans, leases, installment sales contracts and other credit transactions on the books of the Company are valid and properly documented and were made in the ordinary course of business, and the security therefore, if any, is valid and properly perfected. Neither the terms of such loans, leases, installment sales contracts and other credit transactions, nor any of the documentation evidencing such transactions, nor the manner in which such loans, leases, installment sales contracts and other credit transactions have been administered and serviced, nor the Company procedures and practices of approving or rejecting applications for such transactions, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

       (b)   The allowances for losses respecting loans, leases, installment sales contracts and other credit transactions reflected on the consolidated balance sheets included in the Company Financial Statements are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

       4.24 REPURCHASE AGREEMENTS; DERIVATIVES.

       (a)   With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries has purchased securities subject to an agreement to resell, the Company or the Subsidiaries have a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which the Company or the Subsidiaries have sold securities subject to an agreement to repurchase, neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount of the debt secured thereby. Neither the Company nor any of its Subsidiaries has pledged collateral having a value at the time of entering into such pledge that exceeds the amount required under any interest rate swap or other similar agreement currently outstanding.

       (b) Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Company Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

       4.25 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company's shareholders.

       4.26 VOTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, each significant Company shareholder, Company officer and Company director has executed and delivered to the Surviving Holding's Company the form of Voting Agreement substantially in the form of EXHIBIT B.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

       Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

       5.1 ORGANIZATION, STANDING AND POWER.

       (a)   The Buyer is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a Domestic corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Surviving Holding's Company.

       (b)   The minute books of the Buyer and its Subsidiaries contain records of all meetings and other corporate actions held or taken of their respective shareholders and boards of directors (including the committees of such boards) since January 1, 2002, which records are complete and accurate in all material respects and have been made available to the Company.

       5.2 AUTHORITY; NO CONFLICTS.

       (a)   Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Subject to required shareholder approval, the execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). To the Knowledge of the Buyer, there is no fact or condition relating to the Buyer that would prevent all regulatory approvals required for the consummation of the transactions contemplated hereby from being obtained.

(b)   Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Buyer's articles of incorporation or bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer under, any Contract or Permit of the Buyer, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1 of this Agreement, violate any Law or Order applicable to the Buyer or any of its respective Assets.

       (c)   Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

       5.3 BUYER'S STOCK.

       (a)   The authorized capital stock of the Buyer consists of 200,000,000 shares of common stock, $.001 par value per share, of which 62,157,721 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. There are options see Exhibit D ("FHAL Financials"). In addition, there are 10,000,000 shares of capital stock reserved under the Fronthaul Group Inc. Compensation Plan for Outside Directors.

       (b)   All of the issued and outstanding shares of capital stock of the Buyer are duly and validly issued and outstanding and are fully paid and non-assessable, except to the extent otherwise required by the Delaware General Statutes 53-42 or other applicable Law, and none are subject to preemptive rights. Shares of the Buyer's Stock to be issued in connection with the Merger have been duly authorized and, when so issued, will be fully paid and non-assessable, and will not be subject to preemptive rights.

       5.4 SEC FILINGS; BUYER FINANCIAL STATEMENTS.

       (a)   The Buyer has on filed all forms, reports, and documents required to be filed by the Buyer with the SEC since June 31, 2003 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed with the SEC, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time filed with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's Subsidiaries is required to file any forms, reports, or other documents with the SEC. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Buyer and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Buyer's filings with the SEC and other public disclosure documents.

       (b)   Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of un-audited statements, as permitted by the rules and regulations governing Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the un-audited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

       (c)   The Buyer and its Subsidiaries maintain accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Buyer in accordance with GAAP and to maintain asset accountability, (iii) access to the Buyer's assets is permitted only in accordance with management's general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any Material differences.

       (d)   The Chief Executive Officer and the Chief Financial Officer of the Buyer have signed, and the Company has furnished to the SEC, all certifications required by Section 906 of Sarbanes-Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Buyer nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

       (e)   The Buyer has delivered to the Company complete and accurate copies of notices received from its independent auditor prior to the date hereof of any significant deficiencies or material weaknesses in the Buyer's internal control over financial reporting since January 1, 2004 and any other management letter or similar correspondence from any independent auditor of the Company or any of its Subsidiaries received since January 1, 2004 and prior to the date hereof.

       5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of March 31, 2006, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to March 31, 2006. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since March 31, 2006; except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. To the Knowledge of the Buyer, no facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

       5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2006, (a) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (b) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

       5.7 COMPLIANCE WITH LAWS.

       (a) Each of the Buyer and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer. None of the Buyer or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer; or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) requiring the Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

       (b)   There are no pending or, to the Knowledge of the Buyer, threatened actions against any director or officer of the Buyer pursuant to Section 8A or 20(b) of the Securities Act, 15 U.S.C. §§ 77h-1 or 77t(b), or Section 21(d) or 21C of the Exchange Act, 15 U.S.C. §§ 78u(d) or 78u-3.

       (c)   The Buyer is in compliance in all Material respects and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Over the Counter NASDAQ Bulletin Board National Market System, and is in compliance in all Material respects, and will continue to remain in compliance in all Material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of Sarbanes-Oxley and the SEC.

       5.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Buyer or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its Subsidiaries is a party and that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant.

       5.9 REGISTRATION STATEMENT; Subject to the accuracy of the representations contained in Section 5.9, the information supplied by the Buyer or its Subsidiaries for inclusion in the registration statement (the "Registration Statement" ) covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Buyer and its Subsidiaries for inclusion in the S-4 registration statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations there under applicable to the Buyer. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement.

       5.10 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 of this Agreement.

       5.11 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer's shareholders.

       5.12 TAX MATTERS.

       (a)   All Tax Returns required to be filed by or on behalf of any of Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2004, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

       (b)   None of the Buyer or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

       (c)   Adequate provision for any Material Taxes due or to become due for the Buyer or any of its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

       (d)   Each of the Buyer and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

       (e)   None of the Buyer and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

       (f)   There are no Material Liens with respect to Taxes upon any of the Assets of the Buyer and its Subsidiaries.

       (g)   There has not been an ownership change, as defined in Code Section 382(g), of the Buyer and its Subsidiaries that occurred during any Taxable Period in which any of the Buyer and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2004.

       (h)   Neither the Buyer nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

       5.13 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Buyer and its Subsidiaries have been made available to the Buyer.

ARTICLE VI

COVENANTS

       6.1 COVENANTS OF THE COMPANY.

       (a)   Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company's Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries to do any of the following without the prior written consent of the Surviving Holdings Company:

             (i)   amend its governing documents;

             (ii)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of Company Options set forth in Section 4.3, or amend any of the terms of any securities outstanding as of the date hereof;

             (iii)   (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (C) redeem or otherwise acquire any of its securities;

             (iv)   (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business, (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an aggregate loan amount per Person of $2,500,000 in the case of loans to Persons who had a lending relationship with Company as of March 31, 2005 or $1,000,000 in the case of loans to Persons who did not have a lending relationship with Company as of March 31, 2005, (D) pledge or otherwise encumber shares of its capital stock, or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

             (v)   except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

             (vi)   grant to any director, officer or employee (A) any options to purchase shares of capital stock of the Company or (B) an increase in his or her compensation (except in the ordinary course of business consistent with past practice), or, except as otherwise contemplated herein, pay or agree to pay to any such person other than in the ordinary course of business consistent with past practice any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or the Surviving Holdings Company after the Closing;

             (vii)   except as otherwise contemplated herein, enter into or amend any employment Contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment Contracts may be increased in the ordinary course of business consistent with past practice;

             (viii)   acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

             (ix)   change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

             (x)   (A) except as otherwise contemplated herein, enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by sub clause (iv)(C) of this Section 6.1(a) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $20,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $25,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

             (xi)   pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

             (xii) Settle or compromise any pending or threatened suit, action or claim in excess of $25,000;

             (xiii)   Merge, combine or consolidate with another Person;

             (xiv)   Make any material change in its accounting or tax policies or procedures, except as required by applicable Law or to comply with GAAP;

             (xv)   take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

             (xvi)   Agree, whether in writing or otherwise, to do any of the foregoing.

       (b)   Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

       (c)   No Solicitation.

             (i)   The Company shall not, and shall not permit any of its, or its Subsidiaries', respective officers, directors, employees, affiliates, agents, investment bankers, attorneys, other advisors or other representatives to, directly or indirectly, (A) take any action to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, or a portion of the assets of, the Company or any of its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement (each such offer or proposal, an "Acquisition Proposal" ), or (B) participate in any discussions or negotiations with or encourage any effort or attempt by any Person (other than the Surviving Holdings Company and its representatives) or take any other action to facilitate an Acquisition Proposal, or (C) enter into any Contract or understanding with respect to any Acquisition Proposal or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated hereby by the shareholders of the Company; provided, however, that prior to receipt of the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, the Company may, to the extent required by the fiduciary obligations of the Company's board of directors, as determined in good faith by it based on the advice of outside counsel, in response to any such Acquisition Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 6.1(c), and subject to compliance with Section 6.1(c)(iii), (x) furnish information with respect to the Company to the Person making such proposal pursuant to a confidentiality agreement not less restrictive of the other party and (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any of its Subsidiaries or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 6.2(c) by the Company.

             (ii)   Neither the Company's board of directors nor any committee thereof shall (A) withdraw or modify, in a manner adverse to the Surviving Holdings Company, the approval or recommendation by the Company's board of directors or any such committee of this Agreement or the Merger, (B) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal or (C) approve or recommend any Acquisition Proposal; provided, however, that the Company's board of directors may take any action specified in (A), (B) or (C) in the event that prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company, (x) the Company's board of directors determines in good faith, after it has received a Superior Proposal and after it has received advice from outside counsel that the failure to do so would result in a reasonable possibility that the Company's board of directors would breach its fiduciary duty under applicable law, (y) the Company has notified the Surviving Holdings Company in writing of the determination set forth in clause (x) above, and (z) at least two (2) Business Days following receipt by Buyer of any notice referred to in clause (y) such Superior Proposal remains a Superior Proposal and the Company's board of directors has again made the determination in clause (x) above; and further provided that neither the Company, its board of directors, nor any committee thereof shall take any action specified in clause (A), (B) or (C) of this Section 6.1(c)(ii) without first terminating this Agreement pursuant to Section 9.1(g).

             (iii)   The Company agrees that, as of the date hereof, it, its Subsidiaries and affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Person (other than Buyer and its representatives) conducted heretofore with respect to any Acquisition Proposal. The Company agrees to advise Buyer promptly orally and in writing of any inquiries or proposals received by, any such information requested from, and any requests for negotiations or discussions sought to be initiated or continued with, the Company, its Subsidiaries or Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person (other than Buyer and its representatives) with respect to an Acquisition Proposal or that reasonably could be expected to lead to any Acquisition Proposal, and the identity of the Person making such Acquisition Proposal or inquiry. The Company shall keep Buyer reasonably informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry.

             (iv)   During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

       (d)   Shareholder Approval. Subject to Section 6.1(c), the Company shall, at the earliest practicable date following the effective date of the Registration Statement covering the Buyer's Stock to be issued in the Merger, (i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) take all reasonable action to solicit and obtain such approval.

       6.2 COVENANTS OF THE BUYER.

       (a)   Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby and shall file such forms as may be required to notify Over the Counter NASDAQ Bulletin Board of Buyer's intent to list on the NASDAQ National Market System the additional shares of Surviving Holdings Company stock to be issued as part of the Merger Consideration.

       (b)   Directors.

             (i)   Upon the execution of this agreement, the Buyer shall cause the current members of the Buyers board of directors to resign and appoint to the board of directors of the Buyer the Current Board of the CVSU, conditional upon obtaining any necessary regulatory approvals. Such current members of the Company's board of directors shall be appointed, at the sole discretion of the Surviving Holdings Company, as Class I, Class II or Class III members of the Buyer's board of directors in a manner that ensures that each of such classes has an approximately equal number of directors. Beginning with the first annual shareholder meeting after such election or appointment and thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on the Surviving Holdings Company's board of directors. The Surviving Holdings Company shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(i) prior to the Closing Date and the directors will be as follows;

(a)	Rufus Paul Harris	Chairman
(b)	Ben Stanley	Director
(c)	Jerry Bivens	Director
(d)	John Walsh	Director

       (c)   Employees.

             (i)   Upon the execution of this agreement, the Buyer shall cause the current officers of the buyer to resign (see Section 6.3 (i)) and appoint to the positions of the Buyer the Current officers of CVSU, conditional upon obtaining any necessary regulatory approvals. The Surviving Holdings Company shall use its reasonable best efforts to obtain any regulatory approvals referred to in the first sentence of this Section 6.2(b)(i) prior to the Closing Date as Follows;

(a)	Rufus Paul Harris	Chief Executive Officer
(b)	Ben Stanley	Chief Operating Officer
(c)	Jerry Bivens	Corporate Secretary
(d)	Romeo Venditti	Executive Vice President Investments
(d)	Sabra Dabbs	Executive Vice President Investments

             (ii)   Any Company employees who continue employment with the Surviving Holdings Company or any of its Affiliates will be eligible for benefits consistent with those of similarly situated existing employees of the CVSU or such Affiliate, with credit for past service with the Company for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Surviving Holdings Company or one of its Affiliates or amounts that will vest under any Surviving Holdings Company Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its Subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Surviving Holdings Company or any of its Affiliates' medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

             (iii) If any employee of the Company at the Effective Time who becomes an employee of the Buyer (A) is terminated by the Surviving Holdings Company within twelve (12) months after the Effective Time, for any reason other than Cause, death or disability, or (B) shall terminate his or her employment within twelve (12) months after the Effective Time, (1) after being required to relocate his or her principal work location outside of the corporate office or (2) after having his or her base compensation (excluding benefits) Materially reduced within twelve (12) months after the Effective Time, then, such employee shall receive severance pay equal to two week's pay at his or her current salary for each year of consecutive service to the Company and/or the Buyer, provided, however that the aggregate of such severance pay for such affected employee shall not be less than four (4) weeks pay and shall not be more than twenty-six (26) weeks pay.

       (d)   Directors' and Officers' Insurance and Indemnification. The Surviving Holdings Company shall obtain and maintain, or cause the Surviving Holdings Company to obtain and maintain, in effect for six (6) years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute policies with coverage containing terms and conditions that are not, taken as a whole, Materially less favorable to the insured with respect to matters occurring prior to the Effective Time. Such insurance shall cover all persons and entities that are covered by the director's and officers' liability policy maintained by the Company and in existence on the date hereof (including all existing directors and officers of the Company and its Subsidiaries). For a period of five (5) years following the Effective Time, the Buyer shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors or officers of the Company or any of their respective Subsidiaries on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the articles of incorporation and bylaws of Buyer, respectively, in effect on the date of this Agreement and applicable provisions of law to the same extent as Buyer, respectively, are obligated hereunder to indemnify and advance expenses to their own respective directors and officers with respect to liabilities and claims made against them resulting from their service for Buyer, respectively. This Section 6.2(d) shall be construed as an agreement as to which the directors and officers of the Company and their Subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

       (e)   Shareholder Approval. The Buyer shall, at the earliest practicable date following the signing date of this agreement, (i) promptly and duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including the Merger, (ii) take all reasonable action to solicit and obtain such approval.

       6.3 COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

       (a)   Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as"reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

       (b)   Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

       (c)   Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c) , the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c) , each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c) , none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1 from the Regulatory Authorities, or (ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

       (d)   Corporate Action. Subject to the terms and conditions hereof (including Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

       (e)   Maintenance of Corporate Existence. Each of the parties hereto agrees that Conversion Solutions, Inc. will the surviving entity and that the Buyers existing corporation and subsidiaries will be discontinued. The Buyers operations and subsidiaries will be reported for the June 31, 2006 10KSB as discontinued operations.

       (f)   Applications and Reports. The Surviving Holdings Company shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

       (g)   Registration Statement; Subject to the accuracy of the representations contained in Section 5.9, the information supplied by the Surviving Holdings Company or its Subsidiaries for inclusion in the registration statement (the "Registration Statement" ) covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the S-4 registration statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations there under applicable to the Company. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement.

       (h)   Affiliates: Restrictive Legend. The Buyer will give stop transfer instructions to its transfer agent with respect to any Buyer Stock issued to "affiliates", as such term is used in Rule 145 under the Securities Act, of the Company in connection with the Merger and there will be placed on the certificates representing such Buyer Stock, or any substitution therefore, a legend stating in substance:

"The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption there from, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition."

       (i)   Existing Buyer's Officers. At the contract execution and in full satisfaction and consideration of the change in control severance payments due such individuals in their respective employment agreements the following will be compensated as listed;

(a)	Jacquie O'Neill	Account Manager	30,000 Common Shares
(b)	Jerry Willeford	Fleet Manager	20,000 Common Shares
(c)	Randy Moseley	Chief Financial Officer	1,000,000 Common Shares
(d)	David Perley	Operations Manager	2,000,000 Common Shares

       (j)   Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within fifteen (15) days after all conditions to the Closing have been satisfied.

ARTICLE VII

DISCLOSURE OF ADDITIONAL INFORMATION

       7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

       (a)   give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

       (b)   Furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

       7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and it's Subsidiaries' Real Property for the purpose of inspecting such property.

       7.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted Phase I environmental assessments of the Real Property of the Company and its Affiliates, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Buyer shall deem necessary or desirable (collectively, the "Environmental Survey" ). The Buyer shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. The costs of the Environmental Survey shall be paid by the Buyer.

       7.4 CONFIDENTIALITY. Prior to Closing, except as otherwise provided in Section 7.5, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates' respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the other party or any of its Affiliates, with any other Person without the prior consent of the other party hereto, unless (a) such information is public other than as a result of a violation of this Agreement, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby, or (c) disclosure is required by Law.

       7.5 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

ARTICLE VIII

CONDITIONS TO CLOSING

       8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:

       (a)   Adverse Proceedings. Neither the Company, the Buyer, nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

       (b)   Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the board of directors of the Buyer or the Company hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

       (d)   Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

       (e)   Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

       (f)   Approval. The Company's and the Buyer's shareholders shall have approved this Agreement and the transactions contemplated hereby (including without limitation, the Merger) in accordance with applicable Law.

       (g)   Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Over the Counter NASDAQ Bulletin Board National Market System as of the Effective Time.

       8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

       (a)   All representations and warranties of the Buyer contained in this Agreement and the Buyer's Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

       (b)   All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

       (c)   a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

       (d)   a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

       (e) a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a) ;

       (f)   a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

       (g)   a true and complete copy of the resolutions of the Buyer's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

       (h)   a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

       8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

       (a)   All representations and warranties of the Company contained in this Agreement and the Company's Disclosure Schedule shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

       (b)   All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

       (c)   As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries.

       (d)   a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

       (e)   a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

       (f)   a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

       (g)   a certificate from its Secretary or an Assistant Secretary certifying that (A) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (B) the Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a) ;

       (v)   with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary;

       (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement;

ARTICLE IX

TERMINATION

       9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

       (a)   By mutual written consent of the Company and the Buyer;

       (b)   By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appeasable;

       (c)   By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by March 31, 2006, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

       (d)   By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c) ), and has not been waived;

       (e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 15 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

       (f)   By the Company, pursuant to Section 2.6 hereof;

       (g)   By the Company, if (i) the board of directors of the Company shall, after compliance with the provisions of Section 6.1(c), take one of the actions specified in Section 6.1(c)(ii)(A) , Section 6.1(c)(ii)(B) or Section 6.1(c)(ii)(C)

       9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

       (a)   The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefore, (ii) the provisions set forth in Section 7.5 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

       (b)   All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

       (c)   In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

       10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby and (b) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

       10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

       10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

       10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppels with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4 .

       10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

       (a)   Any notice to any of the Company shall be delivered to the following addresses:

       Conversion Solutions, Inc.
       125 TownPark, Suite 300
       Kennesaw, Georgia 30145
       Attention: Rufus Paul Harris
       Telephone: (678) 255-7650
       Facsimile: (404) 393-9824

       (b)   Any notice to the Buyer shall be delivered to the following addresses:

       Fronthaul Group Inc.
       2233 Ridge Road, Suite 102,
       Rockwall, TX 75087

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

       10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

       10.7 SEPARABLE PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

       10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of Georgia, County of Bartow without regard to principles of conflicts of laws.

       10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

       10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Conversion Solutions, Inc.	Fronthaul Group Inc.

_/s/Rufus Paul Harris_______	_/s/Michael Alexander_______
Rufus Paul Harris	Michael Alexander
Chairman & Chief Executive Officer	Chairman & Chief Executive Officer

Conversion Solutions, Inc.	Fronthaul Group Inc.

_/s/Ben F. Stanley_________	_/s/Randy Moseley_____________
Ben F. Stanley	Randy Moseley
Chief Operating	OfficerChief Financial Officer

Conversion Solutions, Inc.	Fronthaul Group Inc.

________________________________	________________________________
Jerry Bivens	David Perley
Corporate Secretary	Operations Manager

EXHIBIT A

FORM OF PLAN OF MERGER

A.	Corporations Participating in Merger.

       Conversion Solutions, Inc., a Delaware corporation (the "CVSU"), will merge (the "Merger") with and into Fronthaul Group Inc., a Delaware corporation ( "FHAL" ), pursuant to the terms of the Merger Agreement, dated as of July 8, 20062005 between CVSU and FHAL (the "Agreement" ). CVSU will be the surviving corporation (the "Surviving Corporation" ) of the Merger.

B.	Name of Surviving Corporation.

       After the Merger, the Surviving Corporation shall have the name "Conversion Solutions, Inc."

C.	Merger.

       The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger (the "Plan"). Upon the Merger becoming effective, the corporate existence of FHAL will cease, and the corporate existence of the CVSU will continue. The Merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the Delaware Secretary of State Corporation Commission or at such other time as may be specified in such Articles of Merger. The time when the Merger becomes effective is hereinafter referred to as the "Effective Time."

D.	Articles of Incorporation, Bylaws and Charters.

       The Articles of Incorporation (Exhibit E) of CVSU in effect at the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law. The Bylaws (Exhibit F) of CVSU in effect at such Effective Time shall be the Bylaws of the Surviving Corporation until further amended in accordance with applicable law. The Charters (Exhibit G) of CVSU in effect at such Effective Time shall be the Charters of the Surviving Corporation until further amended in accordance with applicable law.

E.	Conversion and Exchange of Shares.

       At the Effective Time, the outstanding shares of the common stock of the corporations participating in the Merger will be converted and exchanged as follows:

       1. Conversion Solutions, Inc.

       (a)   Each outstanding Company Share (as defined in the Agreement) shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders of the certificates representing such shares shall thereafter cease to have any rights with respect to such shares except for the right to receive, in consideration for each such share and subject to certain election and allocation procedures, the issuance and delivery of: (i) [                  ] shares of the FHAL common stock, $.001 par value, as traded on the Over the Counter NASDAQ Bulletin Board National Market System ("Buyer's Stock").

       2.  Surviving Corporation.

       (a)   Each outstanding share of the Buyer's Stock shall remain outstanding after the Effective Time and shall not be affected by the Merger.

       (b)   in the event FHAL changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the consideration to be exchanged for the Company Shares shall be equitably adjusted to reflect such change.

       3.  Fractional Shares. No fractional shares of the Buyer's Stock shall be delivered as consideration for the Merger described herein. Instead, the number of shares of the Buyer's Stock to which a holder of the Company Shares is entitled to receive shall be rounded to the nearest whole share.

       4.  Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the Merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefore the consideration to which it is entitled under this Plan.

       5.  No Further Transfers. From and after the Effective Time, there shall be no further transfers on the stock transfer books of the Merging Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. If after such Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the Merger consideration as provided for herein.

Exhibit 2.2

EXHIBIT B

FORM OF STOCK VOTING AGREEMENT

       STOCK VOTING AGREEMENT, dated as of July 8, 2006(the "Agreement"), by and between certain shareholders of Conversion Solutions, Inc., a Delaware corporation (the " Company " ), listed on Schedule A attached hereto (each, a " Shareholder ," and collectively, the " Shareholders " ), and Fronthaul Group Inc., a Delaware corporation (the " Buyer " ).

       WHEREAS, concurrently herewith, the Buyer and the Company are entering into an Merger Agreement of even date herewith (as amended from time to time, the "Merger Agreement " ), pursuant to which the Company will merge with and into the Buyer, with CVSU as the surviving corporation (the " Merger " ); and

       WHEREAS, each Shareholder owns as of the date hereof the number of shares of Common Stock of the Company, $0.001 par value per share (the "Common Stock " ), listed next to such Shareholder's name on Schedule A attached hereto (all such shares of Common Stock, together with any shares of Common Stock acquired after the date hereof and prior to the termination hereof, constituting such Shareholder's "Shares" ); and

       WHEREAS, the Buyer has entered into the Merger Agreement in reliance on and in consideration of, among other things, each Shareholder's representations, warranties, covenants and agreements hereunder.

       NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

       1. VOTING. Each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent), with respect to all of such Shareholder's Shares, for the approval and the adoption of the Merger Agreement and all transactions contemplated thereby, including without limitation all agreements related to the Merger and any actions related thereto, and against any proposal or transaction which could prevent or delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement, at any meeting or meetings of the shareholders of the Company, and any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof) or such other actions are submitted for the consideration and vote of the shareholders of the Company. The foregoing shall remain in effect with respect to such Shareholder's Shares until the termination of this Agreement. Each Shareholder agrees to execute such additional documents as the Buyer may reasonably request to effectuate the foregoing.

       2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder severally represents and warrants to the Buyer as follows:

       (a)   Ownership of Shares. On the date hereof and as of the Effective Time (as defined in the Merger Agreement), such Shareholder's Shares specified on Schedule A are the only shares of Common Stock owned by such Shareholder. Except as set forth on Schedule A , such Shareholder does not have any rights to acquire any additional shares of Common Stock. Such Shareholder currently has, and as of the Effective Time will have, good, valid and marketable title to such Shareholder's Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).

       (b)   Authority; Binding Agreement. Such Shareholder has the full legal right, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party, including, without limitation, any voting agreement, shareholders' agreement or voting trust. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought). Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby nor the compliance by such Shareholder with any of the provisions hereof, will (i) violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Shareholder or such Shareholder's Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound.

       (c)   Reliance on Agreement. Such Shareholder understands and acknowledges that the Buyer is entering into the Merger Agreement in reliance upon such Shareholder's execution, delivery and performance of this Agreement. Such Shareholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by the Buyer.

       3. NOTIFICATIONS. Each Shareholder shall, while this Agreement is in effect, notify the Buyer promptly, but in no event later than two (2) calendar days, of any shares of Common Stock acquired by such Shareholder after the date hereof.

       4. DELIVERY OF AFFILIATE LETTER. Contemporaneously with the execution of this Agreement, each Shareholder shall execute and deliver to the Buyer on the date hereof an Affiliate Letter substantially in the form attached hereto as EXHIBIT C.

       5. TERMINATION. This Agreement shall terminate on the earlier of (i) the Effective Time or (ii) immediately upon the termination of the Merger Agreement in accordance with its terms.

       6. ACTION IN SHAREHOLDER CAPACITY ONLY. No Shareholder makes any agreement or understanding herein as a director or officer of the Company; rather, each Shareholder signs solely in such Shareholder's capacity as a record holder and beneficial owner of such Shareholder's Shares, and nothing herein shall limit or affect any actions taken in such Shareholder's capacity as an officer or director of the Company, including without limitation any action taken in such Shareholder's capacity as a director or executive officer of the Company consistent with the provisions in Section 6.1(c) of the Merger Agreement.

       7. ISCELLANEOUS.

       (a)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one (1) Business Day after sending by a reputable national over-night courier service or three (3) Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:

       If to the Buyer:

       Fronthaul Group Inc.
       2233 Ridge Road, Suite 102,
       Rockwall, TX 75087

       If to a Shareholder:

       to the address provided for such Shareholder on Schedule A

       (b)   Entire Agreement. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

       (c)   Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

       (d)   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

       (e)   Governing Law. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of Georgia, without regard to principles of conflicts of laws.

       (f)   Injunctive Relief; Jurisdiction. Each Shareholder agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches by any Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in any Georgia state court (collectively, the "Courts "), this being in addition to any other remedy to which the Buyer may be entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts.

       (g)   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (h)   Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

[signature page to Stock Voting Agreement]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

       Fronthaul Group Inc.

       {s} Michael Alexander
       ________________________________
       Michael Alexander
       Chairman & Chief Executive Officer

SHAREHOLDERS

[Print Name]

[Print Name]

[Print Name]

[Print Name]

Exhibit 2.3

EXHIBIT C

FORM OF AFFILIATE LETTER

Re: Affiliate's Agreement

Ladies and Gentlemen:

       The undersigned is a shareholder of Conversion Solutions, Inc. (the "Company"), a Delaware corporation and will become a shareholder of Fronthaul Group Inc. ("FHAL"), a Delaware Corporation, pursuant to the transactions described in the Merger Agreement, dated as of July 8, 2006, by and between the Company and FHAL (the "Merger Agreement"), and the related Plan of Merger between the Company and FHAL. Under the terms of the Merger Agreement, the Company's outstanding common stock ("Company Stock " ) will be exchanged for shares of FHAL's common stock merger consideration ( "FHAL Stock " ). This Affiliate's Agreement represents an agreement between the undersigned and FHAL regarding certain rights and obligations of the undersigned in connection with (i) the shares of Company Stock beneficially owned by the undersigned and (ii) the shares of FHAL Stock for which such shares of Company Stock will be exchanged as a result of the merger of the Company with and into FHAL (the "Merger").

       The execution and delivery of this Agreement by the undersigned is a material inducement to FHAL to consummate the Merger (as such term is defined in the Merger Agreement). In consideration of the Merger and the mutual covenants contained herein, the undersigned and FHAL hereby agree as follows:

       1. AFFILIATE STATUS. The undersigned understands and agrees that as to the Company he, she or it may be deemed an "affiliate" as that term is used in Rule 145 of the rules and regulations of the Securities and Exchange Commission ( "SEC" ) under the Securities Act of 1933, as amended (the "1933 Act" ).

       2. COVENANTS AND WARRANTIES OF UNDERSIGNED. The undersigned represents warrants and agrees that:

       (a)   FHAL has informed the undersigned that the issuance of shares of FHAL Stock will be registered under the 1933 Act on a Registration Statement on Form S-4, and that any distribution by the undersigned of FHAL Stock that has not been registered under the 1933 Act and that such shares received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other applicable requirements of Rules 144 or 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

       (b)   The undersigned is aware that FHAL and the CVSU intend to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code, as amended (the "Code" ), for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FHAL and the Company for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the U.S. federal income tax regulations requires "continuity of interest" in order for the Merger to be treated as a tax-free reorganization under Section 368 of the Code. Continuity of interest may not be preserved if stock of an acquired company is disposed of before an acquisition to the acquired or acquiring company or to persons related to either the acquired or acquiring companies for consideration other than stock of the acquiring company, if a shareholder of the acquired company received certain distributions from the acquired company with respect to his stock in connection with the acquisition, or if stock of the acquiring company issued in the Merger is disposed of in connection with the Merger to the acquiring company or to persons related to the acquiring company. Accordingly, the undersigned declares that in connection with the Merger (i) the undersigned has not and will not dispose of any of the stock of either the CVSU or FHAL to either the CVSU or FHAL (other than in exchange for the Merger Consideration), to a person related to the Company (within the meaning of Section 1.368-1(e)(1)(i)(sixth sentence) of the U.S. federal income tax regulations) or to a person related to FHAL (within the meaning of Section 1.368-1(e)(3) of such regulations), (ii) the undersigned has not and will not receive any dividend or other distribution with respect to the stock of the CVSU attributable directly or indirectly to funds provided by FHAL, and (iii) the undersigned will not dispose of any FHAL stock received in the Merger to FHAL or to a person related to FHAL within the meaning of Section 1.368-1(e)(3) of the U.S. federal income tax regulations.

       3. RESTRICTIONS ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the shares of FHAL Stock received by the undersigned pursuant to the Merger will be given to the FHAL transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

"The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, or an exemption there from, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the issuer) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the issuer) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for the issuer that such sale or transfer is otherwise exempt from the registration requirements of such Act. For avoidance of doubt, it is understood that a legal opinion is neither required by law nor this legend and it shall be in the issuer's sole discretion whether or not to require that a legal opinion be delivered to it prior to any such, transfer or other disposition." Such legend will also be placed on any certificate representing FHAL securities issued subsequent to the original issuance of the FHAL Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the FHAL Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend there from. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FHAL Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FHAL, upon the request of the undersigned, will cause the certificates representing the shares of FHAL Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 or 145(d) upon receipt by FHAL of an opinion of its counsel to the effect that such legend may be removed.

       4. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Merger Agreement and this Affiliate's Agreement and discussed their requirements and impact upon the ability to sell, transfer, or otherwise dispose of the shares of FHAL Stock received by the undersigned, to the extent he or it believes necessary, with his counsel.

       5. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of FHAL Stock received by him or it in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FHAL Stock together with such additional information as the transfer agent may reasonably request.

       6. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, under certain circumstances, any sale of FHAL Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

       7. INJUNCTIVE RELIEF. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of FHAL and to preserve for FHAL the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to FHAL which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, FHAL shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

       8. MISCELLANEOUS. This Affiliate's Agreement is the complete agreement between FHAL and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate's Agreement shall be governed by the laws of the State of Georgia, without regard to principles of conflicts of laws.

       This Affiliate's Agreement is executed as of the   day of  , 2005.

AGREED TO AND ACCEPTED as of , 2005.

FRONTHAUL GROUP INC.	Very truly yours,

By:
Name:	Signature of CVSU Stockholder
Title:

Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 08: 00 AM 02/11/2005
FILED 08: 00 AM 02/11/2005
SRV 050115834 - 3924960 FILE

Certificate of Incorporation
of
Conversion Solutions, Inc.

FIRST:	The name of the corporation shall be Conversion Solutions, Inc.

SECOND:

Its registered office is to be located at 25 Grey stone Manor, in the city of Lewes; County of Sussex, Delaware, 19958-9776.The registered agent is Harvard Business Services, Inc. whose address is the same as above.

THIRD:	The nature of business and purpose of the organization is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

FOURTII:

The total number of shares of stock which the Corporation is authorized to issue is 120,000.000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.000] per share and 20,000.000 shares of Preferred Stock having a par value of $.0001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

FIFTH:	name and address of each person who is to serve as a member of the initial board of directors is: William Tay, P.O. Box 42198, Philadelphia, Pennsylvania 19101.

SIXTH:	The name and address of the incorporator is as follows: William Tay, P.O. Box 42]98, Philadelphia, Pennsylvania19]01.

SEVENTH:	The Board of Directors shall have the power to amend or repeal the by-laws.

EIGHTH:

stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (Hi) purnu.a."1t to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore name, acknowledged this certificate of incorporation this 8th day of February, A.D., 2005.

{s} William Tay
_____________________________
William Tay

Exhibit 3.2

BY-LAWS
OF
CONVERSION SOLUTIONS, INC.

ARTICLE I. OFFICES

Section 1.      The registered office of the corporation in the State of Delaware shall be at 25 Grey stone Manor, in the city of Lewes, County of Sussex, Delaware, 19958. The registered agent in charge thereof shall be Harvard Business Services, Inc.

Section 2.      The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II .SEAL

 Section 1.The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware".

ARTICLE III . STOCKHOLDERS' MEETINGS

 Section 1.  Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

 Section 2  ANNUAL MEETINGS: The annual meeting of the stockholders shall be held on such date as is determined by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 3.       ELECTION OF DIRECTORS: Elections of the directors of the corporation shall be by written ballot.

Section 4.            SPECIAL MEETINGS: The President, or the Board of Directors may call special meetings of the stockholders at any time, or stockholders entitled to cast at least one-fifth of the votes, which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least ten days before such meeting! Unless a greater period of notice is required by statute in a particular case.

Section 5.       QUORUM: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented. Any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6.       PROXIES: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

Section 7.       NOTICE OF MEETINGS: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 8.       CONSENT IN LIEU OF MEETINGS: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9.       LIST OF STOCKHOLDERS: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE IV - DIRECTORS

Section 1.       The business and affairs of this corporation shall be managed by its Board of Directors, no less than one in number or such other minimum number as is required by law. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders of the corporation or in the case of a vacancy by remaining directors, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

Section 2.       REGULAR MEETINGS: Regular meetings of the Board shall be held without notice other than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.       SPECIAL MEETINGS: the President or any director upon two-day notice may call special Meetings of the Board. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

Section 4.       QUORUM: A majority of the total number of directors shall constitute a quorum for the transaction of business.

Section 5.       CONSENTIN LIEU OF MEETING: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may betaken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

Section 6.       CONFERENCETELEPHONE: One or more directors may participate in a meeting of the Board of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 7.       COMPENSATION: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 8.       RESIGNATIONAND REMOVAL: Any director may resign at any time by giving notice to another Board member ,the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board or by such officer and the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

ARTICLE V - OFFICERS

Section 1.       The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. The Same person may hold any number of offices.

Section 2.       SALARIES: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 3.       TERM OF OFFICE: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. The Board of Directors may remove any officer or agent elected or appointed by the Board whenever in its judgment the best interest of the corporation will be served there by.

Section 4.       PRESIDENT: The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, o the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and Management usually vested in the office of President of a corporation.

Section 5.       SECRETARY: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

Section 6.       TREASURER: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

ARTICLE VI - VACANCIES

Section 1.       The Board of Directors shall fill any vacancy occurring in any office of the corporation by death, resignation, and removal or otherwise. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

Section 2.       RESIGNATIONS EFFECTIVE AT FUTURE DATE: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLEVII- CORPORATERECORDS

Section 1.       Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts there from. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, a power of attorney or such other writing, which authorizes the attorney or other agent to so act on behalf of the stockholder, shall accompany the demand under oath. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

ARTICLE VlII- STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1.       The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the president.

Section 2.       TRANSFERS: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

Section 3.       LOST CERTIFICATE: The Corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.       RECORD DATE: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjoumment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

       (a)   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

       (b)   The record date for determining stockholders entitled to express consent to corporate action in writing with out a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

       (c)   The record date for determining stock holders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

       (d)   A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.  DIVIDENDS: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

Section 6.  RESERVES: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX - MISCELLANEOUS PROVISIONS

Section 1. CHECKS: such officer or officers shall sign all checks or demands for money and notes of the corporation as the Board of Directors may from time to time designate.

Section 2. FISCAL YEAR: The fiscal year shall begin on the first day of January.

Section 3. NOTICE: When ever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled there to when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

Section 4. WAIVER OF NOTICE: Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated there in, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. DISALLOWEDCOMPENSATION: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 6. RESIGNATIONS: Any director or other officer may resign at any time, such resignation to be in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

ARTICLE X - ANNUAL STATEMENT

Section 1. The President and the Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deemed visible and need not be verified by a Certified Public Accountant.

ARTICLE XI- INDEMNIFICATIONAND INSURANCE:

Section 1. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"),by reason of the fact that he or she, or a person of whom he or she is the legal representative ,is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment),against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding(or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. (b) RIGHT OF CLAIMANT TO BRING SUIT: If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct. (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs (a) and 8 (b) of this section, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (d) INSURANCE: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE XII . AMENDMENTS

Section 1. These By-Laws may be amended or repealed by the vote of directors. The above By-Laws are certified to have been adopted by the Board of Corporation on the 11thday of February2005.

{s} Rufus Paul Harris
__________________
     Rufus Paul Harris

Exhibit 3.3

Corporate Charters

CONVERSION SOLUTIONS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Audit and Non-Audit Services and Pre-Approval Policy

Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the "Act") and the corporate governance provisions of the NASDAQ Listings Requirements, the Audit Committee of the Board of Directors (the "Committee") is responsible for the appointment, compensation and oversight of the work of the independent auditor for cvsu. (The "Company"). As part of this responsibility, the Committee is required to pre-approve the audit and non-audit services performed by the independent auditor and to assure that the performance of non-audit related services by the independent auditor does not impair the auditor's independence from the Company.

To implement these provisions of the Act, and the related rules promulgated by the Securities and Exchange Commission (the "SEC"), the Committee has adopted this Audit and Non-Audit Services Pre-Approval Policy (the "Policy") to set forth the procedures and the conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor are pre-approved by the Committee or its designee.

Responsibility of Audit Committee; Delegation

The Committee, or, in the event it delegates its authority to one or more of its members as stated below, its designee, shall pre-approve the provision of all audit and non-audit services provided to the Company by any independent auditing firm engaged to perform the external audit of the Company's financial statements ("Pre-Approval"). The Committee may delegate its Pre-Approval authority to one or more of its members. Any such delegation shall be in writing and shall continue in effect until the earlier of: (1) termination of such delegation in writing by the Committee; (2) resignation or removal of the member from the Committee or the Board; or (3) expiration of the term of the delegated member if such member is not re-elected to the Board and appointed to the Committee. The member(s) to whom such authority is delegated shall report any Pre-Approval decisions made to the Committee at its next scheduled meeting.

Any Pre-Approval actions may be taken at any meeting of the Committee, by Unanimous Written Consent of the Committee, or by action in writing or verbally (if verbally, followed up in writing) if Pre-Approval is provided by the Committee's designee. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-Approval; Generally

Prior to the beginning of each fiscal year, management will submit to the Committee a request for Pre-Approval of Audit Services, Audit-Related Services, Tax Services and/or All Other Services, as described below, anticipated to be incurred during such fiscal year. Such request will include as much specificity and detail as is reasonable to enable the Committee to satisfy its responsibilities, and include a copy of the engagement letter to be executed by the Committee to document the engagement of the independent auditor and a good faith estimate or range of the fees for such services.

During the course of a fiscal year, management shall submit to the Committee or its designee a request for Pre-Approval of any additional Audit Services, Audit-Related Services, Tax Services and All Other Services, not listed in the initial request for Pre-Approval described above, or for any material changes to the scope of any service for which Pre-Approval has been obtained. Such request will include as much specificity and detail as is reasonable to enable the Committee to satisfy its responsibilities. Such request must include a detailed description of the services to be rendered and a joint statement by both the independent auditor and the Chief Financial Officer or Director of Finance as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Committee and its designee may consult with whomever it chooses in connection with its Pre-Approval determinations.

Audit Services

The Committee shall pre-approve the engagement of the independent auditor to perform the annual external audit of the Company's financial statements ("Audit Services"). Audit Services includes services identified in the request that only the independent auditor reasonably can provide for the fiscal year for which such Pre-Approval is sought, which services may include some or all of the specific services listed on Appendix A attached to this Policy. Any request for Pre-Approval of Audit Services will include a good faith estimate or range of the fees for the Audit Services requested.

Audit-Related Services

"Audit-Related Services" are defined as assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence. Management shall request Pre-Approval for those Audit-Related Services it reasonably believes will be required for the fiscal year for which such Pre-Approval is sought. The type of Audit-Related Services for which Pre-Approval may be sought includes, but is not limited to, the specific services identified on Appendix B attached to this Policy. Any request for Pre-Approval of Audit-Related Services will include a good faith estimate or range of the fees for the Audit-Related Services requested.

Tax Services

The type of "Tax Services" for which Pre-Approval may be subject includes, but is not limited to, the specific services identified on Appendix C attached to the Policy. The Committee believes that the independent auditor can provide Tax Services to the Company without impairing the auditor's independence, and the SEC has stated that the independent auditor may provide such services. Management shall request Pre-Approval for those Tax Services it reasonably believes will be required for the fiscal year for which such Pre-Approval is sought. In addition, the use of the independent auditor to provide services to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company, shall be specifically pre-approved by the Committee. However, the Committee will not permit the retention of the independent auditor in connection with (1) a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations; or (2) representing the Company before a tax court, district court or federal court of claims. Any request for Pre-Approval of Tax Services will include a good faith estimate or range of the fees for the Tax Services requested.

All Other Services

The Committee shall approve all other permissible non-audit services ("All Other Services") to be provided by the independent auditor. The Committee must believe that such services would not impair the independence of the Company's auditor and are consistent with the SEC's rules on auditor independence. Management shall request Pre-Approval for those All Other Services it reasonably believes will be required for the fiscal year for which such Pre-Approval is sought. Examples of such All Other Services for which Pre-Approval can be separately sought include: (1) risk management advisory services, e.g., assessment and testing of security infrastructure controls; and (2) treasury advisory services, e.g., review of check-clearing and float-management practices and recommendations regarding potential areas of improvement. Any request for Pre-Approval of All Other Services will a good faith estimate or range of the fees for the All Other Services requested.

De Minimums Exception to Pre-Approval Requirement

In its performance of its responsibilities under this Policy and subject to Section VI hereof, prior approval of certain All Other Services is not required by the Committee if: (1) such services involve no more than 5% of the amounts paid by the Company to the auditors during the fiscal year in which such All Other Services are provided; (2) such All Other Services were not identified by the Company to be All Other Services at the time of the engagement; and (3) such All Other Services are approved by the Committee prior to completion of the audit for such fiscal year.

Prohibited Services

Notwithstanding any other provision of this Policy, the Committee shall not approve the performance of the following prohibited services by the independent auditor to the Company:

(1)	Bookkeeping or other services related to the accounting records or financial statements of the Company;
(2)	Financial information systems design and implementation;
(3)	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
(4)	Actuarial services;
(5)	Internal audit outsourcing services;
(6)	Management functions or human resources;
(7)	Broker or dealer, investment adviser, or investment banking services;
(8)	Legal services; and
(9)

Expert services unrelated to the audit; provided, that, in accordance with SEC rules, the services listed in (1) through (5) above are not prohibited if the Committee concludes, in its reasonable judgment, that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements. This conclusion must overcome the presumption that such prohibited services will be subject to audit procedures.

Considerations by the Audit Committee Regarding Non-Audit Services

For all Pre-Approval activities regarding All Other Services, the Committee or its designee will consider whether: (1) such services are consistent with the SEC's rules on auditor independence; (2) the independent auditor is best positioned to provide the most effective and efficient service, for reasons including its familiarity with the Company's business, management, culture, accounting systems, risk profile and other factors; and/or (3) the service might enhance the Company's ability to manage or control risk or improve audit quality.

Pre-Approval Procedures

All services to be provided by the independent auditor will be reviewed by the Chief Financial Officer and/or the Director of Finance. The Chief Financial Officer and/or Director of Finance will determine whether such services are included within the list of services for which Pre-Approval has been provided under this Policy. The Committee designates the Director of Finance or, if that position is vacant, the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with the Pre-Approvals given in accordance with this Policy. Such individual will report the results of such monitoring activities to the Committee on a periodic basis. The directives in the Section VII do not delegate any required duties or authority of the Committee to management or relieve the Committee from any of its responsibilities under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission.

Appendix A
Audit Services

Statutory audits or financial audits for subsidiaries or affiliates of the Company (including required quarterly reviews)

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with public or private securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters.

Consultations concerning financial accounting and reporting standards such as the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, PCAOB or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be "audit related" services rather than "audit" services)

Attestation of management reports on internal controls for financial reporting

Appendix B
Audit-Related Services

Financial statement audits of employee benefit plans

Due diligence services relating to potential business acquisitions/dispositions

Accounting consultations, due diligence and audits in connection with acquisitions/dispositions

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations concerning financial accounting and reporting standards such as the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, PCAOB or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be "audit" services rather than "audit-related" services)

Attest services not required by statute or regulation Information systems reviews not performed in connection with the audit (e.g., application, data center and technical reviews)

Review of the effectiveness of the internal audit function

General assistance with the implementations of the requirements of SEC rules or listing standards promulgated pursuant to the Act Subsidiary or equity investor audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements

S-8's to be filed Closing balance sheet audits pertaining to dispositions

Appendix C
Tax Services

U.S. federal, state and local tax planning and advice (e.g., assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefits plans and requests for rulings or technical advice from taxing authorities)

U.S. federal, state and local tax compliance (e.g., the preparation of original and amended tax returns, claims for refund and tax payment-planning services)

International tax planning and advice (e.g., assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefits plans and requests for rulings or technical advice from taxing authorities)

International tax compliance (e.g., the preparation of original and amended tax returns, claims for refund and tax payment-planning services)

Tax consultations to include but not limited to items such as state and local sales and use tax issues, payroll, stock options, supply chain, compensation, revenue recognition, R&D expenditures and credits, Reliant investments, potential acquisition or dispositions and associated deal structure, foreign subsidiaries, stock or debt issuance disclosures or other tax disclosures.

Review of federal, state, local and international income, franchise, and other tax returns.

Compensation Committee (the "Committee")

of the Board of Directors (the "Board")

of Conversions Solutions, Inc.

A. PURPOSE AND SCOPE

The primary function of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Conversion Solutions, Inc. (the "Company") is to exercise the responsibilities and duties set forth below, including but not limited to (1) discharging the Board's responsibilities relating to the compensation of the Company's executives, (2) administering the Company's incentive compensation and equity plans, and (3) producing an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations. The Committee shall review and make recommendations to management on company-wide compensation programs and practices, take final action with respect to the individual salary, bonus and equity arrangements of the Company's Chief Executive Officer (the "CEO") and other executive officers, and recommend, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise there under) for which shareholder approval is required or desirable.

B. COMPOSITION

The Committee shall have a minimum of two members. Each member of the Committee shall meet any and all independence requirements promulgated by the Securities and Exchange Commission, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body"), and each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

The Board shall appoint the members of the Committee annually. Each member of the Committee shall serve until his or her successor shall be duly appointed and qualified or until his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

1. Review and approve corporate goals and objectives relevant to compensation of the CEO, evaluate the CEO's performance in light of those goals and objectives and establish and approve the appropriate level of base compensation and all bonuses and other incentive compensation for the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years;

2. Evaluate the performance of the Company's executive officers and establish and approve the appropriate level of base compensation and all bonuses and other incentive compensation for such officers;

3. Review and approve, for the CEO and the other executive officers of the Company, (1) any employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits;

4. Retain a compensation consultant, when and if appropriate from time to time, to advise the Committee on executive compensation practices and policies, or any other matters within this Charter;

5. Review the terms and conditions of compensation plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; approve, and recommend to the full Board for its approval, the initial adoption of any equity-based plan and any material modification to such plan (such as an increase in the number of shares available under such plan);

6. Approve incentive, including any equity-based compensation, plans to allow the Company to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. Submit each equity-based compensation plan, and each material modification thereof, to the Board for its approval and take actions that may be necessary or advisable to implement and administer the Company's incentive compensation plans, all in accordance with the terms of such plans.

7. Evaluate and recommend to the full Board the appropriate level of director compensation and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

8. Review and assess the adequacy of this Charter periodically as conditions dictate to ensure compliance with any rules or regulations promulgated by any Regulatory Body and recommend any modifications to this Charter, if and when appropriate, to the Board for its approval;

9. Form and delegate authority to subcommittees where appropriate;

10. Make this Charter, and any amendments thereto, public;

11. Produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations of the Regulatory Bodies;

12. Oversee the Company's compliance with any rules promulgated by any Regulatory Body prohibiting loans to officers and directors of the Company; and

13. Exercise such additional powers as may be reasonably necessary or desirable, in the Committee's discretion, to fulfill its responsibilities and duties under this Charter.

D. MEETINGS

The Committee shall meet as necessary but at least once per year. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information as the Committee may request on the issues being considered, provided that the CEO may not be present during any voting or deliberations on compensation of the CEO. Meetings can be called by the Chair of the Committee or at the request of any member of the Committee or any member of the Board. At all Committee meetings, a majority of the then-current members of the Committee shall constitute a quorum for the transaction of business.

The Committee shall keep written minutes of its meetings and record such minutes with the books and records of the Company. Minutes of each meeting will be distributed to the members of the Board and the Secretary of the Company.

E. INDEPENDENT ADVICE

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and duties as described above, and may seek, retain, and terminate, accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Company, with notice to the Chairman of the Board and the CEO. In furtherance of the foregoing, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant's fees and other retention terms.

Nominating and Corporate Governance Committee

Is to assist the Board of Directors

of Conversion Solutions, Inc.

A. PURPOSE

The primary function of the Nominating and Corporate Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") of CVSU (the "Company") in fulfilling its responsibilities by: (i) identifying individuals qualified to become members of the Board, and recommending that the Board select the director nominees for election, (ii) periodically reviewing the Company's Code of Business Conduct and Ethics applicable to all directors, officers and employees (a "Code of Business Conduct"), and (iii) monitoring compliance with and periodically reviewing the Code of Business Conduct.

B. GOALS AND RESPONSIBILITIES

To fulfill its responsibilities and duties the Committee shall:

Board Composition and Nominations

1.

Evaluate the current composition and organization of the Board and its committees in light of requirements established by the Securities and Exchange Commission, the Nasdaq Stock Market Inc., any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body") or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

2.

Review the composition and size of the Board in order to ensure that the Board is comprised of members possessing the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company, as determined by the Committee.

3.	Recommend to the Board for selection nominees for election as directors of the Company in accordance with the criteria set forth in the Company's Corporate Governance Guidelines.
4.	Recommend to the Board for selection Board members for assignment to serve on committees of the Board.
5.	Evaluate the performance of current Board members proposed for reelection, and approve those members of the Board standing for reelections that the Committee determines are appropriate.
6.

Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board and review the qualifications for service on the Board of any potential additional or replacement members of the Board.

       Establishment and Review of Corporate Governance Policies

7.

Review and assess the adequacy of the Code of Business Conduct periodically, but at least annually. The Committee shall recommend any amendments to the Code of Business Conduct to the Board for approval.

8.	Collaborate with the Company's officers and legal counsel to disclose publicly any amendments to the Code of Business Conduct required to be disclosed by any Regulatory Body.
9.

Collaborate with the Company's officers and legal counsel to develop a means by which allegations of violations of or non-compliance with the Code of Business Conduct can be reported to the Committee in a confidential manner.

10.

Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

11.

Review and assess the adequacy of the Company's certificate of incorporation and by-laws and the charters of any committee of the Board (the "Governing Documents") periodically and recommend to the Board any necessary modifications to the Governing Documents.

Oversight of the Evaluation of the Board and Management
12.

Evaluate and determine an appropriate response to credible evidence indicating violations of or non-compliance with the Code of Business Conduct or the Governing Documents after consulting with legal counsel, including reporting any violation of law to any appropriate Regulatory Body.

13.

Evaluate any and all requests for waivers of the Code of Business Conduct, evaluate any such requests submitted by directors or executive officers, make a recommendation to the Board whether to grant any requests for waivers submitted by directors or executive officers and establish a process for prompt public disclosure upon the grant of any such waivers for directors or executive officers as may be required by any Regulatory Body.

Shareholder Proposals
14.

Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board as in the manner set forth in the Company's Corporate Governance Guidelines) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

General
15.

To the extent deemed appropriate by the Committee, engage outside counsel, service providers and/or independent consultants at the Company's expense to review, or assist with, any matter for which it is responsible and approve the terms of engagement and fees of any outside counsel and/or independent consultants and terminate any such engagement if necessary.

16.

Take such other actions regarding the Company's corporate governance that the Committee shall reasonably deem to be appropriate and in the best interests of the Company and its shareholders or as shall otherwise be required by any Regulatory Body.

C. COMMITTEE COMPOSITION AND PROCEDURES

       Independence Requirements

1.	Each Committee member shall meet any applicable independence requirements promulgated by any Regulatory Body.
Number of Members
2.

The Committee shall be comprised of a minimum of three members of the Board, provided, however, that if fewer than three independent directors sit on the Board, the Committee shall be comprised of such lesser number as the Board from time to time may designate.

Committee Member Appointment and Removal
3.

Members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Committee Structure and Operations
4.	The Committee may delegate its authority to subcommittees as it deems appropriate.
Meetings of the Committee; Quorum
5.

The Committee shall meet as necessary, but at least annually, to enable it to fulfill its goals and responsibilities as set forth herein. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present, after determining a quorum, shall be the act of the Committee.

Committee Reporting to the Board
6.	The Committee shall report its findings to the Board and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Company.

Reporting Procedures for
Auditing and Accounting, Internal Control Matters
And Illegal or Unethical Behavior
And No Retaliation Policy Background

The Company is committed to preparing and disclosing full and fair financial statements and to providing a workplace conducive to open discussion of its business practices. After the adoption of the Sarbanes-Oxley Act and the proposal of significant changes to the listing requirements of The NADSAQ National Market, the Company has determined to formalize these commitments in the form of this policy along with a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company (the "Code"). The purpose of this policy is to establish procedures for (1) the receipt, retention and treatment of reports ("Reports") received by the Company regarding accounting, internal accounting controls or auditing matters in connection with the Company, and of reports of any violations or potential violations of the Code or any laws or regulations, including without limitation, material violations of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law by the Company or by any officer, director, employee or agent of the Company, and (2) the confidential, anonymous submission by Company officers and employees of concerns regarding questionable accounting or auditing matters or behavior that is questionable under the Code or the law, in each case, in connection with the Company ("Submissions").

Moreover, the purpose of this policy is to make it clear that Company policy is to comply with all applicable laws that protect employees against unlawful discrimination or retaliation by their employer as a result of their submitting any Reports or Submissions pursuant to this policy or their lawfully reporting information regarding, or their participating in, investigations involving corporate fraud or other violations by the Company or its agents of federal or state law.

Scope of Matters Covered by this Policy

These procedures relate to employee complaints relating to any questionable accounting or auditing matters, including, without limitation, fraud or deliberate errors, misrepresentation or false statements, deficiencies or noncompliance with Company's internal controls, or irregularities in or deviation from full and fair financial reporting. These procedures also relate to employee Reports relating to any questionable ethical or illegal behavior, including any behavior that has violated or may violate any law or the Code.

Report Procedures

1.

Officers and employees of the Company may make Reports and Submissions, on a Confidential or anonymous basis, to the General Counsel of the Company or directly to the Audit Committee or Nominating and Corporate Governance Committee of the Company.

	•	Communications to the General Counsel may be made via telephone, via email by interoffice mail, or by regular mail.

	•	Communications to the Audit Committee may be submitted to the Secretary of the corporation for distribution.

	•	Communications to the Nominating and Corporate Governance Committee may be submitted to the Secretary of the corporation for distribution.

2.

The identity of the person filing any Report or Submission made by telephone or email will be kept confidential to the fullest extent possible depending on the method of reporting, consistent with the need to conduct an adequate investigation; however, there can be no guarantee of anonymity with telephone or e-mail communications. Any Report or Submission submitted by interoffice mail or regular mail may be submitted anonymously. The substance of any Report or Submission and the investigation and proceedings resulting there from shall be kept confidential, consistent with the need to conduct an adequate investigation and take appropriate corrective action.

3.

Any Reports or Submissions should include specific information and facts so that a proper investigation can be made. This is particularly important if an anonymous Report or Submission is made as there will be no way to contact the author for additional information. Whenever possible, a Report or Submission should include the following: when and where the incident occurred; whether the issue or incident is ongoing; what the incident consisted of; who was/is involved in the incident (either by name, job title or both); and whether the issue or incident has been brought to the attention of anyone at the Company.

4.

In the event that an officer, director or employee of the Company receives any Report or Submission, they shall forward such Report or Submission promptly to the General Counsel and may also copy the Chair of the Audit Committee and/or Nominating and Corporate Governance Committee. Any Report or Submission regarding accounting, internal accounting controls or auditing matters will be brought to the attention of the Chair of the Audit Committee and the treatment or response to such Report or Submission shall be handled or supervised by the Audit Committee, as appropriate.

5.

The Chair of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee shall report any Reports or Submissions that he/she receives to the other members of his/her Committee within a reasonable period of time, but in no event later than the next regularly scheduled meeting of the Committee and/or meeting of the Company's Board of Directors, whichever occurs first. The Chair shall also discuss such Reports and Submissions with the Company's independent auditors, General Counsel, outside Company counsel and/or independent counsel to the Committee, as appropriate. The person or persons directed by the Chair or the Committee to investigate a Report or Submission shall:

	•	evaluate the Report or Submission as to gravity and credibility;

	•	initiate an informal inquiry or a formal investigation with respect thereto;

	•	prepare a report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter;

	•	make the results of such inquiry or investigation available to the Audit Committee or the Nominating and Corporate Governance Committee, as appropriate, for action (Including disciplinary action); and

	•	recommend changes to any Company policies or procedures necessary or desirable to prevent further similar violations or behaviors.

6.

The evaluation process followed and/or actions taken by the Audit Committee or Nominating and Corporate Governance Committee and the Company in response to a Report or Submission shall be documented in the records of the Committee and provided to the General Counsel. The General Counsel shall retain copies or records of all Reports and Submissions and all related documentation for a period of not less than six years from the end of the fiscal year during which such Reports or Submissions were received, the first two years in an easily accessible place. In no event shall any such copies or records be destroyed without the prior approval of (i) the Chair of the Audit Committee and (ii) General Counsel, independent counsel to the Audit Committee and/or counsel to the Company, as appropriate, after considering the effect and applicability of the provisions of 18 U.S.C., Chapter 73, Sections 1512(c) and 1519, as enacted pursuant to the Sarbanes-Oxley Act of 2002.

No Retaliation/Discrimination

7.	No employee shall be subject to disciplinary or retaliatory action by the Company or any of its employees or agents as a result of the employee's:

•

disclosing information to a government or law enforcement agency, where the employee has reasonable cause to believe that the information discloses a violation or possible violation of federal or state law or regulation; or

•

providing information, causing information to be provided, filing, causing to be filed, testifying, participating in a proceeding filed or about to be filed, or otherwise assisting in an investigation or proceeding regarding any conduct that the employee reasonably believes involves a violation of:

		(i)	a federal criminal law relating to securities fraud, mail fraud, bank fraud, or wire, radio or television fraud;

		(ii)	Any rule or regulation of the Securities and Exchange Commission; or

(iii)

Any provision of federal law relating to fraud against shareholders, where, with respect to investigations, such information or assistance is provided to or the investigation is being conducted by a federal regulatory agency, a member of Congress, or a person at the Company with supervisory or similar authority over the employee; or

		•	filing of a Report or Submission covered by the Sarbanes-Oxley Act for violation of items 7 (i), (ii) and (iii) above, in accordance with these Procedures or pursuant to the Code.

8.

Notwithstanding the foregoing, employees who file reports, Reports or Submissions or provide evidence which they know to be false or without reasonable belief in the truth and accuracy of such information will not be protected by the above policy statement and may be subject to disciplinary action. In addition, except to the extent required by law, the Company does not intend this Policy to protect employees who violate the confidentiality obligations with regard to the Company's proprietary and trade secret information. Employees considering providing information that may reveal Company proprietary or trade secret information are advised to consult with counsel.

9.

If any employee believes he or she has been subjected to any action that violates this Policy, he or she may file a complaint with his or her supervisor or the General Counsel. If it is determined that an employee has experienced any improper employment action in violation of this Policy, such employee will be entitled to appropriate corrective action.

Miscellaneous

10.

This policy will be distributed to all directors, officers and employees of the Company. Thereafter, this policy shall be made readily accessible to all directors, officers and employees of the Company. The Audit Committee and/or the Nominating and Corporate Governance Committee shall review the adequacy of this policy from time to time and shall consider and, to the extent deemed advisable or appropriate, recommend that the Board of Directors approve and adopt any amendment to this policy.

Exhibit 9.1

Thomas Benson, C.P.A.
Certified Public Accountant
4599 Mistywood Drive
Okemos, MI 48864

Board of Directors
Conversion Solutions Holdings Corp.
A Development Stage Company
125 Townpark Drive, Suite 300
Kennesaw, GA 30144

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Conversion Solutions Holdings Corp.

We have audited the accompanying balance sheet of Conversion Solutions Holdings Corp. as of June 30, 2006 and the related statements of operations, and stockholders' equity (deficit) and cash flows, for the year ended June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conversion Solutions Holdings Corp. as of June 30, 2006 and the results of its operations and its cash flows for the year ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

-S- Thomas Benson
____________________

THOMAS BENSON, C.P.A.

September 28, 2006

Okemos, MI 48864

..

CONVERSION SOLUTIONS HOLDINGS CORP.
(A Development Stage Company)
Balance Sheet
As of June 30, 2006

ASSETS:
Current Assets:
Checking / Savings	$1,560
Interest Receivable	$19,869,792
Total Current Asset		$19,871,352

Other Assets:
UCC Security Notes	$310,138,000
Total Other Assets		$310,138,000

Long-Term Assets:
Long-term Investment In Bonds		$500,000,000
(See footnote)
Total Assets		$830,009,352

LIABILITIES & EQUITY:
Note Payable		$4,400,000
Long-term Note		$36,000,000
Income Tax Payable		$101,060
Total Liabilities		$40,501,060
Capital Stock
(common stock, .0001 par value for		$2,329
23,290,000and .001 par value for		$25,609
25,608,637 authorized and outstanding)		$27,938

Net Income (loss)		$18,530,865
Accumulated Other		$770,949,489
Comprehensive Income
Total stockholders equity		$789,508,292
TOTAL LIABILITIES & EQUITY		$830,009,352

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

CONVERSION SOLUTIONS HOLDINGS CORP.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period ending June 30, 2006

			AccumulatedOther		Total
	Common Stock		Comprehensive	Retained	Stockholders
Common Stock	Number of Shares	Amount	Income	(Deficit)	Equity
-------------------------	-----------------------	---------------	----------------------	----------------	---------------------
Additional Total
Numbers of paid-in Stockholders'
Shares Amount capital Deficit Equity
---------- ----------- ----------- --------

The authorized capital stock of the
company consist of 100,000,000 shares of
common stock with a .0001 par value, of
which23,290,000 are issued and
outstanding,	23,290,000	$2,329			$2,329
and 25,608,637 with a .001 par value
outstanding, and a $50 par value of
preferred stock
of which none are outstanding	25,608,637	$25,609			$25,609
.

Accumulated Other Comprehensive Income			$770,949,489		$770,949,489
Net Income				$18,530,865	$18,530,865

Balance as of June 30, 2006	48,898,637	$27,938	$770,949,489	$18,530,865	$789,508,292

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

CONVERSION SOLUTIONS HOLDINGS CORP.
(A Development Stage Company)
Statement of Operations
July 1, 200 through June 30, 2006

Ordinary Income:
Income (loss)		$0
Other Income		$0
Interest Revenue		$19,869,792
Total Income		$19,869,792

Expenses:
Advertising	$6,220
Automobile	$14,053
Bank Service Charges	$2,747
Building Repairs	$25,866
Contributions	$1,000
Equipment Rental	$522
License & Permits	$36
Miscellaneous	$62,928
Payroll Expenses	$505,301
Contractual Expense	$228,806
Postage & Delivery	$2,041
Printing	$54
Professional Fees:	$67,200
Legal Fees
Public Relations	$6,398
Rent	$82,027
Telephone	$26,399
Travel & Entertainment	$64,218
Utilities	$2,805
Other Expenses:
Other Expense	$122,775
Contractual
Supplies	$16,039
Taxes & Fees	$432
Income Tax Expense	$101,060

Total Expenses		$1,338,927

Net Income (loss)		$18,530,865

Gain per common share		$0.38

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

CONVERSION SOLUTIONS HOLDINGS CORP.
(A Development Stage Company)
Statement of Cash Flows
July 1, 2005 - June 30, 2006

OPERATING ACTIVITIES
Net Income	$18,530,865
Net Cash Provided by Operating Activities		$18,530,865

INVESTING ACTIVITIES:
UCC Security Notes	($310,138,000)
Interest Receivable	($19,869,792)
Long-term Investment in Bonds	($500,000,000)
Net Cash Provided by Investing Activities		($830,007,792)

FINANCING ACTIVITIES
Capital Stock	$27,938
Accumulated Other Comprehensive Income	$770,949,489

Income Tax Payable	$101,060
Note Payable	$4,400,000
Long-Term Note	$36,000,000
		$811,478,487
Net Cash Increase (decrease) for the period		$1,560

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

1.     FORMATION AND OPERATIONS OF THE COMPANY

Conversion Solutions Holdings Corp. (the "Company") was incorporated under the laws of the State of Delaware on February 11, 2005. The Company is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware. The Company has been in the development stage since its formation on February 11, 2005. Planned principal operations have only recently commenced, but the Company has not generated significant revenues.

On April 22, 2005, the Company entered into a stock purchase agreement with Waatle Holdings Corp. for the purchase of its (Company) outstanding common shares, with the agreement being finalized on June 7, 2005. On June 10, 2005, the Company made a business combination offer to Waatle Holdings Corp., with the merger being approved by the shareholders (Waatle Holdings Corp.) on June 17, 2005.

The Company has acquired a number of different companies either by acquisition or by entering into joint venture agreement. Some of these companies include American International Smart Structures (AISS), Brittenum Brothers Entertainment, Inc., Rocky Road Records, Inc., Seko Management Inc., Tserof Holdings Inc., CVSU Coffee Shop, Equine Solutions Inc., and Stargate Productions. None of these companies have engaged in any significant business activities or generated any material revenues or expenses as of the end of the audit period, and thus, does not have a material impact on the current financial statements.

2.     GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company does not anticipate re-occurring net losses for the foreseeable future, but will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include an offering of its common stock and the issuance of debt, however, there is no assurance that they will be successful in their efforts to raise capital. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

3.     DEVELOPMENT STAGE COMPANY

As indicated in the previous notes, the Company is a development stage company. It is concentrating substantially all of its efforts in raising capital and establishing business operations in order to generate significant revenues.

4.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company's cash, interest receivable, accounts payable, accrued expenses and notes payable approximates their carrying value due to their short maturity. The amount of the interest receivable is computed based on the coupon interest rate of the long-term investment, 13.625% applied to the principal amount of the investment prorated based on the date of the acquisition (March 15, 2006)and subsequent ownership of the investment, to the end of the audit period, June 30, 2006.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

5.     SHAREHOLDER'S EQUITY

As of June 30, 2006, the Company had 48,898,637 numbers of common shares outstanding, with $2329 amount received for service rendered related to the start up of the organization (23,290,000 shares at .0001 par value per share) and 25,608,637 shares were issued at a par value of .001 per share. In addition, the stockholders equity section consists of net income for the year ended June 30, 2006, as well as the Accumulated Other Comprehensive Income amount for the period ending June 30, 2006. The total Accumulated Other Comprehensive Income amount is computed based on the total assets plus net income amount less liabilities for the period ending June 30, 2006.

6.     COMMON STOCK

The holders of the Company's common stock:

       a. Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

       b. Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of affairs;

       c. Do not have preemptive, subscription or conversion rights or redemption or access to any sinking fund; and

       d. Are entitled to one cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

7.     PREFERRED STOCK

The Company has authorized, but not issued, 20,000,000 shares of preferred stock, $50 par value per share, of which there are no shares issued and outstanding as of end of the audit period. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the shareholders.

8.     INCOME TAXES

The Company accounts for income taxes under the Financial (Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

9.     BASIC GAIN PER COMMON SHARE

The basic gain per common share has been calculated based on the number of shares outstanding during the period after giving retroactive effect to any applicable stock splits. There are no dilutive securities at June 30, 2006 for purposes of computing fully diluted earnings per share.

10.     COMMON STOCK OUTSTANDING

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 48,898,637 shares are issued and outstanding as of the date of this report. Of the 48,898,637 shares of common stock issued and outstanding, 23,290,000 shares were issued in exchange for start up costs at .0001 par value per share and the remaining 25,608,637 shares were issued at .001 par value per share. Authorized capital stock of the Company also consists of 20,000,000 shares of preferred stock, $50 par value per share, of which there are no shares issued and outstanding as of the date of this report. Except for the 48,898,637 shares of common stock referenced in the preceding sentence, there are no shares of capital stock or other equity securities of the Company outstanding.

11.     UNIFORM COMMERCIAL CODE (UCC) SECURITY NOTE/NOTES PAYABLE

The Company is the holder of a UCC Security Note (valued in excess of three hundred million USD), which was obtained as part of the merger with Waatle Holdings Corp. on June 17, 2005. The UCC Security Note was properly assigned to Waatle Holdings Corp. (assignee) on April 15, 2004 to be effective on May 27, 2004 from another company (assignor) in exchange for agreed upon consideration. The UCC Security Note is free and clear of all liens and encumbrances and the company has clear and marketable title to the assets securing the note. The assignor is a corporation organized and existing under the laws of the State of Washington and in good standing under the laws of such State.

The value of the UCC Security Note is double collateralized, first by a federal judgment issued and second, by real property holdings appraised in excess of sixty million USD. The real property has been properly recorded as required by UCC Security statutes perfecting the interest of the assets, in accordance with the laws of the appropriate jurisdiction.

The value components of the notes are as follows: $172,299,000 in principal and $137,839,000 in interest computed at 10%. The security note has a Certificate of Standing properly filed and recorded providing verification that there are no liens or other encumbrances against the note, and it is fully owned by the Company.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

In consideration for the assignment of the UCC Security Note, the assignee (Waatle) agreed to pay the assignor forty million USD in one or more payments, with the first payment to be made within sixty days of the execution of the agreement and its supporting documentation. The Company has recorded the forty million USD obligation on their financial statements as a long-term note, in the amount of $36 million, with a portion (10%) being recorded as a current note payable, in the amount of $4 million. Upon full payment of this obligation the Company is not required to account to the assignor for any profit generated or realized from the use of the assets securing the note.

The term of the assignment shall commence as of the execution of the agreement and cease five years thereafter, with the reassignment of the assets to the original assignor.

12.     LONG-TERM INVESTMENTS IN GLOBAL BONDS

On March 15, 2006, the Company acquired full ownership of Global Bonds issued through the Republic of Venezuela with an issuance date of July 31, 1998 and a maturity date of August 15, 2018. The principal amount of the bonds is $500,000,000 USD with a fixed interest rate of 13.625%, computed on a semi-annual basis. The applicable identification codes are as follows: Common Code - 008975540; CUSIP - 922646AT1; & ISIN Code - US922646AT10. The first interest payment is due on August 8, 2006, in which interest receivable and revenue have been properly accrued, to the holders of the bonds (the Company).

The applicable Declaration Statement (ownership documentation) specifies the transfer of full ownership to the Company from Banco Central De Venezuela, the issuer of the bonds, and insures that the bonds are free and clear of any deductions, charges or fees assessed by the Government of Venezuela. The Certificate of Ownership also identifies the Company as the sole owner, with an effective date of ownership as of March 15, 2006. The ownership documentation has been properly recorded with the State of Georgia securing and perfecting the bonds.

The Fitch Bonds Ratings as of May 2006 gives the bonds a BB- rating. The bonds have been registered with the National Securities Commission in Caracas, Venezuela, as well as loaded and registered in the Euroclear Band Securities database, accessible electronically with proper identification codes.

The company entered into a Global Trust Funding Agreement (the agreement), #252455770-03142006, executed on March 17, 2006 as a result of the acquisition of the bonds. The agreement includes a required payment of administrative fees of $400,000 which as of June 30, 2006 had not been paid and therefore, has been recorded as a liability on the balance sheet.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

In addition, the agreement allows for the Company to purchase some or all of the notes in the open market, and calls for the company to pay fifty-percent of all profits originated from the notes purchases and sale, by the applicable due date, in an amount in the currency or currencies in which the notes are denominated, as specified in the notes equal to the sum of the principal and any applicable interest. The agreement will terminate and cease upon all amounts having been withdrawn from the fund pursuant to the agreement. Other applicable legal information regarding the sharing and distribution of the profits is specified in the Global Trust Funding Agreement.

13.     RECENT ACCOUNTING PRONOUNCEMENTS:

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement No. 153 "Exchange of Non-Monetary Assets-an amendment of APB Opinion No. 29". Statement 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This standard, which is effective for exchanges of non-monetary assets occurring in fiscal periods beginning after June 15, 2005, is not applicable to the Company's current operations.

Also, in December 2004, FASB issued Statement No. 123 (revised 2004), "Share-Based Payment" SFAS 123 (revised 2004), effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. This Statement is a revision of FASB Statement No. 123, accounting for "Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123 (revised 2004) eliminates the alternative to use Opinion No. 25's intrinsic value method of accounting that was provided in Statement 123 as originally issued.

Under APB Opinion No. 25, issuing stock options to employees generally resulted in recognition of no compensation costs. This Statement requires entities to recognize the costs of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). Recognition of that compensation costs helps users of financial statements to better understand the economic transactions affecting an entity and to make better resource allocation decisions. The Company is required to adopt Statement 123 (revised 2004) as of January 1, 2006, and does not expect this statement to have a material effect on its current results of operations.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 (Accounting Changes) and FASB No. 3 (Reporting Accounting Changes in Interim Financial Statements), that changes requirements for the accounting for and reporting of a change in accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle "unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change." When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position), for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 (calendar year 2006), and we do not expect this statement to have a material effect on the Company's current results of operations.

14. SUBSEQUENT EVENTS

MERGER AGREEMENT WITH FRONTHAUL GROUP

On July 8, 2006, subsequent to our audit period and thus not included in the Company's financial statements, the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") with the FrontHaul Group, Inc., (FHAL). The Merger Agreement stipulates that, subject to the terms and conditions of the Merger Agreement, Conversion Solutions Holdings Corp. will be merged with and into FHAL, with the Company continuing after the merger as the surviving corporation. The Merger was fully completed on September 13, 2006 and FHAL will be reflected as a Discontinued Operations in the Company's financial statements in the next quarterly report.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Conversion Solutions Holdings Corp. will be converted into the right to receive one share of FHAL common stock, par value $0.001 per share (the "Exchange Ratio").

The Board of Directors (the "Board") and majority shareholders of both companies unanimously approved the Merger Agreement. FHAL and the Company have made customary representations, warranties and covenants in the Merger Agreement. FHAL's covenants include, among others, that (i) The Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger; (ii) FHAL will not engage in any types of transactions during such interim period; (iii) FHAL and the Company will not solicit proposals relating to alternative business combination transactions, and; (iv) subject to certain exceptions, FHAL and the Company will not enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

FHAL and the Company intend to file an S-4 registration statement/prospectus in connection with the proposed Merger for the registration of the Company shares pursuant to the Merger agreement. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) absence of any order or injunction prohibiting the consummation of the Merger; (ii) the accuracy of the representations and warranties of the each party; and (iii) compliance of each party with its covenants.

The Merger Agreement contains certain termination rights for both the Company and FHAL.

This description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement.

GLOBAL FUNDING AGREEMENT #252455779-08122006-LBH

On August 18, 2006, subsequent to our audit period and not audited or reviewed as part of these financial statements, Conversion Solutions Holdings Corp. entered into a Global Funding Agreement #252455779-08122006-LBH with the Humanitarian & Scientific World Foundation, LTD., a Georgia LTD Foundation.

The funding agreement brings a Four-Hundred and Fifty Million Euro ($579,149,833 USD converted) denominated Note on Lehman Brothers Holdings PLC with a 6 1/8% coupon to the Company's Assets. The MTN holds an S&P, Fitch, and Composite A+ rating with a Moody's A1 rating.

CONVERSION SOLUTIONS HOLDINGS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

Effective August 22, 2006, Conversion Solutions Holdings Corp. and the Humanitarian & Scientific World Foundation, LTD., a Georgia LTD Foundation increased the Deposit under Global Funding Agreement #252455779-08122006-LBH, with the addition of the following bonds; Republic of Finland $749,000,000 Million Euro with a 6% coupon.

Because these transactions (Global Funding Agreements) occurred subsequent to the audit period, they were not reviewed or audited but merely referenced to and disclosed in these footnotes.

Exhibit 99.1

The FrontHaul Group Inc announces Merger Agreement with Conversion Solutions, Inc

KENNESAW, Ga., July 11, 2006/ -- The FrontHaul Group, Inc. (OTC BB: FHAL) would like to announce the signing of a Merger Agreement and Plan of Merger with Conversion Solutions, Inc. (OTC: CVSU), a Delaware Corporation.

The surviving entity will be Conversion Solutions, Inc.; FHAL day to day operation will cease immediately, and the company will operate as CVSU to include the Director and Officers as follows;

Surviving Board of Directors

Rufus Paul Harris	Chairman
Ben Stanley	Director
Jerry Bivens	Director
John Walsh	Director

Surviving Officers

Rufus Paul Harris	Chief Executive Officer
Ben Stanley	Chief Operating Officer
Darryl Horton	Chief Financial Officer
Jerry Bivens	Corporate Secretary
Romeo Venditti	Executive Vice President of Global Investments
Sabra Dabbs	Executive Vice President Investments
John Walsh	Executive Vice President Administrations

The Merger facilitates $803,149,146 in booked assets and shareholder equity. Initial estimates places the company combined financial structure and per share book value at $7.21.

Under the agreement CVSU will consume all obligations of FHAL as filed in the last FHAL 10Q.

"This Merger will greatly benefit the shareholders of FHAL and CVSU, and takes the corporation one step closer toward our long-term goals." stated CEO Rufus Paul Harris

"This is a fantastic day for the shareholders of the Fronthaul Group, Inc. The management mindset has always been to increase shareholder value, I believe this next phase in the evolution of this company will maximize shareholder value in the most effective and efficient manner possible." Says Mike Alexander

Attention CVSU Shareholders, Note Holders and Option Holders; Please see Shareholder update on our website www,cvsu,us each individual will be required to complete the Form of Affiliate to achieve share exchange under the Merger Agreement.

About Conversion Solutions, Inc

CVSU is a diversified holdings corporation, which was formed to originate, fund and source funding for asset-based transactions in the private market. CVSU's main service will be to acquire, fund and provide insurance to target companies in the currently underserved $15,000,000 to $100,000,000 asset finance market. Our funding will enable our businesses to compete more effectively, improve operations and increase value. CVSU is headquartered in Kennesaw, Georgia, a suburb of Atlanta. For more information, please visit us at www,cvsu,us.

Current Joint Venture Corporations

American International Smart Structure

Brittenum Brothers Entertainment, Inc.

Rocky Road Records, Inc.

Seko Management Inc.

Current Wholly owned CVSU Subsidiaries

Tserof Holdings Inc

CVSU Coffee Shop

Equine Solutions, Inc

Stargate Productions, Inc.

Current Waatle Merger Subsidiaries

Live Mortgage Free

Federal Chamber of Commerce

Center State Beverage

LotteryFever

InfinityOne Inc

Amruss Group, LLC

LoanShoppers.com

SOURCE Conversion Solutions, Inc.

CONTACT:	Rufus Paul Harris,
CEO
+1678-255-7650
Email; Harris(at)cvsu.us

Ben F. Stanley
COO
+1317-213-7700
Email; BenStanley(at)aol.com